Exhibit 99.2

KNBT BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	At December 31,
(dollars in thousands, except share amounts)	2007	2006

ASSETS
Cash and due from banks	$ 57,816	$ 53,202
Interest-bearing deposits with banks	1,358	2,171
Federal funds sold	-	4,800
Cash and cash equivalents	59,174	60,173
Investment securities available-for-sale	622,580	858,854
Investment securities held to maturity
(Fair value of $26,976 and $33,048 for 2007 and 2006, respectively)	27,019	33,532
FHLBank Pittsburgh stock	21,824	30,724
Mortgage loans held-for-sale	4,088	1,994
Loans	1,867,365	1,620,166
Less: Allowance for loan losses	(18,791)	(17,044)
Net loans	1,848,574	1,603,122
Bank owned life insurance	81,858	78,361
Premises and equipment, net	45,986	48,228
Accrued interest receivable	10,091	10,293
Goodwill	109,865	105,854
Other intangible assets, net	26,460	29,387
Other assets	32,571	38,305
TOTAL ASSETS	$ 2,890,090	$ 2,898,827

LIABILITIES
Non-interest-bearing deposits	$ 199,146	$ 206,972
Interest-bearing deposits	1,760,711	1,700,575
Total deposits	1,959,857	1,907,547
Securities sold under agreements to repurchase	205,092	45,296
Short-term debt	28,000	-
Advances from the FHLBank Pittsburgh	309,660	519,161
Subordinated debt	-	38,406
Accrued interest payable	13,736	11,924
Other liabilities	19,337	20,467
TOTAL LIABILITIES	2,535,682	2,542,801

SHAREHOLDERS' EQUITY
Preferred stock, par value $0.01 per share; authorized 20,000,000 shares, none issued	-	-
Common stock, par value $0.01 a share; authorized 100,000,000 shares, 33,984,227 and 33,963,910
shares issued at December 31, 2007 and 2006, respectively	330	330
Additional paid-in capital	341,756	338,406
Retained earnings, substantially restricted	146,727	142,519
Treasury stock, at cost; 7,443,739 and 6,285,342 shares at December 31, 2007 and 2006, respectively	(117,645)	(101,247)
Unallocated common stock held by Employee Stock Ownership Plan	(12,747)	(13,556)
Accumulated other comprehensive loss, net	(4,013)	(10,426)
TOTAL SHAREHOLDERS' EQUITY	354,408	356,026

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 2,890,090	$ 2,898,827

The accompanying notes are an integral part of these financial statements.

KNBT BANCORP, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(in thousands, except per share data)	2007	2006	2005

INTEREST INCOME
Loans, including fees	$113,274	$ 97,019	$ 77,501
Investment securities:
Taxable	36,456	48,521	48,192
Tax-exempt	-	1,373	4,070
Other interest	1,261	1,508	2,387
Total interest income	150,991	148,421	132,150
INTEREST EXPENSE
Deposits	57,248	46,257	28,623
Securities sold under agreements to repurchase	5,276	2,104	1,551
Advances from FHLBank Pittsburgh	17,411	24,406	26,643
Subordinated debt	1,752	2,790	1,802
Total interest expense	81,687	75,557	58,619
NET INTEREST INCOME	69,304	72,864	73,531
Provision for loan losses	2,678	3,329	2,780
Net interest income after provision for loan losses	66,626	69,535	70,751
NON-INTEREST INCOME
Trust revenue	5,751	4,967	2,064
Brokerage services revenue	3,587	3,530	2,597
Benefit services revenue	6,172	5,684	4,088
Insurance services revenue	3,110	2,917	1,753
Deposit service charges	6,871	5,995	5,439
Lending fees	1,372	1,154	1,077
Check card/ATM card fees	3,810	3,417	2,770
Bank owned life insurance	3,497	3,274	2,937
Net (loss) gain on sale of investment securities	(1,622)	3,181	770
Net gain on sale of residential mortgage loans	460	394	690
Net (loss) gain on sale of assets	(371)	12	(77)
Net (loss) gain on sale of other real estate owned	(14)	12	12
Net gain on sale of branches	-	3,502	-
Net gain on extinguishment of debt	-	1,179	-
Other non-interest operating income	3,069	2,853	2,306
Total non-interest income	35,692	42,071	26,426
NON-INTEREST EXPENSE
Compensation and employee benefits	45,845	44,259	37,583
Net occupancy and equipment expense	11,901	12,297	10,519
Professional fees	4,259	3,416	2,688
Advertising	1,289	1,504	1,366
Data processing	3,116	2,664	2,207
Telecommunication	1,330	1,387	1,297
Office supplies and postage	2,094	2,231	2,058
Amortization of mortgage servicing rights	381	381	422
Amortization of intangible assets	3,851	3,668	3,069
Other operating expenses	6,947	6,097	5,986
Total non-interest expense	81,013	77,904	67,195

Income before income taxes	21,305	33,702	29,982
Income tax expense	7,112	10,099	9,156
NET INCOME	$ 14,193	$ 23,603	$ 20,826

PER SHARE DATA
Net income- basic	$ 0.55	$ 0.87	$ 0.72
Net income- diluted	$ 0.54	$ 0.87	$ 0.71
Cash dividends per common share	$ 0.38	$ 0.31	$ 0.24

The accompanying notes are an integral part of these financial statements.

KNBT BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

(dollars in thousands)	2007	2006	2005

Common stock number of shares
Balance at beginning of year	33,166,591	33,080,609	29,764,319
Unallocated Employee Stock Ownership Plan shares	47,601	47,601	47,601
Shares issued upon exercise of stock options	20,317	38,381	41,958
Issuance of common stock for purchase accounting acquisition	-	-	3,226,731
Balance as end of year	33,234,509	33,166,591	33,080,609

Treasury stock number of shares
Balance at beginning of year	(6,285,342)	(3,861,000)	(650,000)
Repurchase of common stock	(1,158,397)	(2,424,342)	(3,211,000)
Balance at end of year	(7,443,739)	(6,285,342)	(3,861,000)

Common stock value
Balance at beginning of year	$ 330	$ 330	$ 297
Shares issued upon exercise of stock options	-	-	1
Issuance of common stock for purchase accounting acquisition	-	-	32
Balance at end of year	330	330	330

Additional paid in capital
Balance at beginning of year	338,406	342,144	296,403
Reclass of unearned compensation upon adoption of SFAS 123R	-	(7,130)	-
Unallocated Employee Stock Ownership Plan shares	(144)	(69)	(85)
Shares issued upon exercise of stock options	137	206	222
Share-based compensation expense	1,244	1,120	-
Issuance of common stock for purchase accounting acquisition	-	-	45,432
Establishment of Management Recognition and Retention Plan	-	-	151
Amortization of compensation of advisory directors options	-	-	21
Amortization of compensation related to the Management Recognition and Retention Plan	2,113	2,135	-
Balance at end of year	341,756	338,406	342,144

Retained earnings, substantially restricted
Balance at beginning of year	142,519	127,471	113,748
Net income	14,193	23,603	20,826
Cash dividends paid	(9,985)	(8,555)	(7,103)
Balance at end of year	146,727	142,519	127,471

Unallocated Employee Stock Ownership Plan shares
Balance at beginning of year	(13,556)	(14,366)	(15,176)
Plan shares issued	809	810	810
Balance at end of year	(12,747)	(13,556)	(14,366)

Unearned common stock held by the Management Recognition and Retention Plan
Balance at beginning of year	-	(7,130)	(9,107)
Establishment of the plan	-	-	(151)
Amortization of compensation related to the Management Recognition and Retention Plan	-	-	2,128
Reclass of unearned compensation upon adoption of SFAS 123R	-	7,130	-
Balance at end of year	-	-	(7,130)

Accumulated other comprehensive income (loss)
Balance at beginning of year	(10,426)	(9,898)	2,368
Other comprehensive loss net of taxes and reclassification adjustments	6,413	(528)	(12,266)
Balance at end of year	(4,013)	(10,426)	(9,898)

Treasury stock
Balance at beginning of year	(101,247)	(61,999)	(11,179)
Repurchase of common stock	(16,398)	(39,248)	(50,820)
Balance at end of year	(117,645)	(101,247)	(61,999)

Total Shareholders' Equity	$ 354,408	$ 356,026	$ 376,552

The accompanying notes are an integral part of these financial statements.

KNBT BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
(dollars in thousands)	2007	2006	2005

OPERATING ACTIVITIES:
Net income	$14,193	$23,603	$20,826
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	2,678	3,329	2,780
Depreciation and amortization	9,272	9,087	8,408
Compensation expense, stock option plan	1,244	1,120	21
Management Recognition and Retention Plan expense	2,113	2,135	2,128
ESOP expense	665	741	725
Amortization and accretion of securities premiums and discounts, net	(324)	(343)	1,070
Loss (Gain) on sale of other real estate owned	14	(12)	(12)
Loss (Gain) on sales of investment securities, net	1,622	(3,181)	(770)
Loss (Gain) on sale of other assets	371	(12)	77
Gain on sale of mortgage loans	(460)	(394)	(690)
Gain on extinguishment of debt	-	(1,179)	-
Mortgage loans originated for sale	(54,780)	(37,253)	(56,482)
Mortgage loan sales	52,687	36,209	57,334
Changes in assets and liabilities:
Increase in bank owned life insurance	(3,497)	(3,274)	(2,937)
Decrease in accrued interest receivable	202	959	1,131
Increase (decrease) in other assets	253	(2,845)	2,332
(Decrease) increase in other liabilities and accrued interest payable	(217)	(165)	1,706
Net cash provided by operating activities	26,036	28,525	37,647
INVESTING ACTIVITIES:
Proceeds from calls and maturities of securities available-for-sale	145,985	211,304	209,234
Proceeds from calls and maturities of securities held-to-maturity	6,580	9,021	10,153
Proceeds from sales of securities available-for-sale	169,706	111,180	98,806
Proceeds from sales of securities held-to-maturity	-	5,488	-
Purchase of securities available-for-sale	(70,915)	(60,024)	(92,201)
Purchase of securities held to maturity	-	(553)	(765)
Purchase of FHLBank Pittsburgh stock	(251)	(1,436)	(786)
Redemption of FHLBank Pittsburgh stock	9,151	10,951	9,053
Net increase in loans	(248,130)	(158,929)	(91,765)
Cash paid for acquisitions	(2,869)	(8,034)	(65,452)
Cash and cash equivalents obtained through acquisitions	-	1,249	54,696
Cash paid in branch sales, net	-	(16,205)	-
Purchase of premises and equipment	(3,742)	(6,871)	(6,546)
Proceeds from the sale of other assets	766	1,602	2,426
Proceeds from the sale of other real estate owned	467	430	460
Net cash provided by investing activities	6,748	99,173	127,313
FINANCING ACTIVITIES:
Net increase in deposits	52,310	89,501	79,724
Net increase in repurchase agreements	187,796	9,410	14,072
Payment on extinguishment of debt, net	-	(49,595)	-
Payment on the redemption of subordinated debentures	(38,461)	-	-
Proceeds from long -term debt	-	92,000	98,500
Payments on long -term debt	(209,182)	(267,503)	(279,517)
Purchase of treasury stock	(16,398)	(39,248)	(50,820)
Proceeds from the exercise of stock options	137	206	223
Cash dividends paid	(9,985)	(8,555)	(7,103)
Net cash used in financing activities	(33,783)	(173,784)	(144,921)
(Decrease) increase in cash and cash equivalents	(999)	(46,086)	20,039
Cash and cash equivalents January 1,	60,173	106,259	86,220
Cash and cash equivalents December 31,	$59,174	$60,173	$106,259

Supplemental disclosure of cash flow information
Cash paid during the period for
Income taxes	$6,805	$7,699	$5,517
Interest on deposits, advances and other borrowed money	$79,875	$73,292	$54,771
Supplemental disclosure of non-cash activities
Reclassification of loans receivable to other real estate owned	$471	$368	$1,870
Mortgage loan securitizations	$-	$25,149	$-

The accompanying notes are an integral part of these financial statements.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

1.	SUBSEQUENT EVENTS

The boards of directors of National Penn Bancshares, Inc. (“National Penn”) and KNBT have each unanimously approved an Agreement and Plan of Merger, dated as of September 6, 2007, pursuant to which KNBT will merge with and into National Penn, and the Bank, the wholly-owned subsidiary of KNBT, will subsequently merge with and into National Penn Bank, the wholly-owned subsidiary of National Penn.

Under the terms of the merger agreement, KNBT shareholders will be entitled to exchange each share of KNBT common stock they own for 1.03 shares of National Penn common stock on the effective date of the merger, which reflects a 3% stock dividend paid by National Penn on September 28, 2007.  KNBT shareholders will receive cash for any fractional shares that they would otherwise receive in the merger.  National Penn shareholders will continue to own their existing National Penn common shares.

KNBT incurred acquisition expenses of $1.0 million relating to professional and advisory services during the 12 months ended December 31, 2007 associated with the acquisition which have been appropriately reflected on the consolidated statements of income and was consummated on February 1, 2008.  The merger received egulatory approval and the separate approvals of the shareholders of both KNBT and National Penn.  For further information, reference is made to the joint proxy statement/prospectus included as a part of the Registration Statement on Form S-4, file No. 146617, filed on October 10, 2007 by National Penn with respect to the proposed merger and in particular to the sections “Risk Factors”, “The Merger” and “Unaudited Pro Forma Financial Information”.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

KNBT Bancorp, Inc. (“KNBT” or the “Company”) is a Pennsylvania corporation headquartered in Bethlehem, Pennsylvania.  The Company is the registered bank holding company for Keystone Nazareth Bank & Trust Company (the “Bank”), a Pennsylvania-chartered savings bank that is the stock-form successor to Keystone Savings Bank upon the mutual-to-stock conversion completed in October 2003.

KNBT is a community-oriented banking institution offering a variety of financial products and services to meet the needs of the customers it serves.  KNBT’s lending and deposit gathering is concentrated in the communities surrounded by its banking offices.  The Bank’s market area is a six county area in eastern Pennsylvania, consisting of Carbon, Lehigh, Luzerne, Monroe, Northampton, and Schuylkill Counties, Pennsylvania.  KNBT has implemented a regional structure within this six county area, which includes the Greater Lehigh Valley Region and the Northeast Pennsylvania Region.

KNBT and the Bank are subject to the regulations of certain state and Federal agencies and, accordingly, they are periodically examined by those regulatory agencies.  As a consequence of the extensive regulation of banking activities, the Bank's business is particularly susceptible to being affected by state and Federal legislation and regulation, which may have the effect of increasing the cost of doing business.

In connection with our conversion to a Pennsylvania-chartered stock savings bank, we established a liquidation account in an amount equal to our retained earnings on March 31, 2003.  The liquidation account is maintained for the benefit of eligible account holders and supplemental eligible account holders who have continued to maintain their deposit accounts after the conversion. The liquidation account is reduced annually to the extent that eligible account holders and supplemental eligible account holders have reduced their qualifying deposits as of each anniversary date (December 31st).  Subsequent increases will not restore an eligible account holder’s or a supplemental eligible account holder’s interest in the liquidation account. In the event of a complete liquidation, each eligible account holder and supplemental eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

KNBT Securities, Inc., a wholly owned subsidiary of the Bank, is subject to regulations by the Securities and Exchange Commission (“SEC”), various state securities regulators and the National Association of Securities Dealers, Inc. (“NASD”).  KNBT’s insurance related subsidiaries are subject to regulation by the Pennsylvania Insurance Department.

Basis of Financial Statement Presentation

The accounting and reporting policies of KNBT conform to accounting principles generally accepted in the United States of America and predominant practices within the banking industry.  The accompanying consolidated financial statements include the accounts of the parent company, KNBT and its wholly owned subsidiaries, the Bank, KNBT Inv. I, KNBT Inv. II, the Bank’s wholly owned subsidiaries KLVI, Inc., KLV, Inc., KNBT Settlement Services LLC, Caruso Benefits Group, Higgins Insurance Associates, and KNBT Securities.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheetsand reported amounts of revenues and expenses during the reporting period.  Therefore, actual results could differ significantly from those estimates.

The principal estimates that are particularly susceptible to significant change in the near term relate to the allowance for loan losses, the evaluation of impairment of goodwill and the evaluation of deferred tax asset.  The evaluation of the adequacy of the allowance for loan losses includes an analysis of the individual loans and overall risk characteristics and size of the different loan portfolios, and takes into consideration current economic and market conditions, the capability of specific borrowers to pay specific loan obligations, as well as current loan collateral values.  However, actual losses on specific loans, which also are encompassed in the analysis, may vary from estimated losses.

Cash and Cash Equivalents

For reporting cash flows, cash and cash equivalents include cash and due from banks and interest-bearing deposits with banks.  The Company maintains cash deposits in other depository institutions that occasionally exceed the amount of deposit insurance available.  Management periodically assesses the financial condition of these institutions and believes that the risk of any possible credit loss is minimal.  Interest-bearing deposits in other financial institutions consist of short-term investments generally having maturities of less than 30 days.

Investment Securities

KNBT accounts for its investment securities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, "Accounting for Certain Investments in Debt and Equity Securities as amended by FASB Staff Position (“FSP”) No. 115-1,” The Meaning of Other than Temporary Impairment and its Application to Certain Investments.”  This standard requires, among other things, that debt and equity securities, classified as held-to-maturity, are accounted for at cost, adjusted for amortization of premiums and accretion of discount, using the constant yield method, based on KNBT’s intent and ability to hold the securities until maturity. All other securities are included in the available-for-sale category and are reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of tax, as a component of shareholders’ equity.  At the time of purchase, KNBT makes a determination as to whether or not it will hold the securities to maturity, based on an evaluation of the probability of future events. Securities that KNBT believes may be involved in interest rate risk, liquidity or other asset/liability management decisions, which might reasonably result in such securities not being held to maturity, are classified as available for sale.  If securities are sold, a gain or loss is determined by specific identification and reflected in the operating results in the period the trade occurs.

Securities deemed to be other-than-temporarily impaired are permanently written down from their original cost basis to reflect the adjusted fair value subsequent to a measurement for impairment. The impairment is deemed permanent if there are serious credit concerns regarding a particular debt issuer, or severe fluctuation in interest rates. The permanent adjustment is charged to current earnings in the period of measurement.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

KNBT follows SFAS No. 133 as amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities.”  SFAS No. 133, as amended, requires that entities recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value.  KNBT did not have any derivative instruments in its investment portfolio at December 31, 2007 and 2006.

KNBT adopted FSP No. 115-1 as of December 31, 2005.  FSP No. 115-1 includes certain disclosures regarding quantitative and qualitative disclosures for investment securities that are impaired at the balance sheet date, but an other-than-temporary impairment has not been recognized.  The disclosures required under FSP No. 115-1 are included.  At December 31, 2007 and 2006, the Company did not have any investment securities that would have been defined as other-than-temporarily impaired under this FSP.

Mortgage Loans Held-for-Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or estimated fair value.  Gains and losses on sales of loans are also accounted for in accordance with SFAS No. 134, “Accounting for Mortgage Securities Retained after the Securitizations of Mortgage Loans Held-for-Sale by a Mortgage Banking Enterprise.”  This statement requires that an entity engaged in mortgage banking activities classify the retained mortgage-backed security or other interest, which resulted from the securitization of a mortgage loan held-for-sale, based upon its ability and intent to sell or hold these investments.

KNBT follows SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” which revised the standards for accounting for the securitizations and other transfers of financial assets and collateral.  Transfers of financial assets for which KNBT has surrendered control of the financial assets are accounted for as sales to the extent that consideration other than beneficial interests in the transferred assets is received in exchange.  Retained interest in a sale or securitization of financial assets are measured at the date of transfer by allocating the previous carrying amount between the assets transferred and based on the relative estimated fair values.  The fair values of retained debt securities are generally determined through reference to independent pricing information.  The fair values of retained servicing rights and any other retained interests are determined based on the present value of expected future cash flows associated with those interests and by reference to market prices for similar assets.

KNBT adopted SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” on July 1, 2003.  Implementation issue C13, “When a Loan Commitment Is Included in the Scope of Statement 133” is included in SFAS No. 149.  SFAS No. 149 amends SFAS No. 133 to add a scope exception for borrowers (all commitments) and lenders (all commitments except those relating to mortgage loans that will be held-for-sale).  Statement No. 149 also amends SFAS No. 133 to require a lender to account for loan commitments related to mortgage loans that will be held-for-sale as derivatives.  KNBT periodically enters into loan commitments with its customers, with respect to loans which it intends to sell in the future.  KNBT’s commitments to extend credit for loans intended for resale were not material at December 31, 2007 and 2006.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal and reduced by an allowance for loan losses.  Interest on loans accrues and is credited to operations based upon the principal amounts outstanding.  The allowance for loan losses is established through a provision for loan losses charged to operations.  Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely.

Interest is discontinued when, in the opinion of management, the collectibility of such interest becomes doubtful.  A loan is generally classified as nonaccrual when the loan is 90 days or more delinquent.  Loan origination fees and certain direct origination costs are deferred and amortized over the life of the related loans as an adjustment to the yield on loans receivable in a manner which approximates the interest method.

Allowance for Loan Losses

The allowance for loan losses is maintained at an amount management deems adequate to cover estimated losses.  In determining the level to be maintained, management evaluates many factors, including current economic trends, industry experience, historical loss experience, industry loan concentrations, the borrowers’ ability to repay and repayment performance, and estimated collateral values.  In the opinion of management, the allowance at December 31, 2007, was adequate to absorb losses that are known and reasonably estimable.  While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary based on changes in economic conditions or any of the other factors used in management’s determination.  In addition, various regulatory agencies, as an integral part of their examination process, periodically review KNBT’s allowance for losses on loans.  Such agencies may require KNBT to recognize adjustments to the allowance based on their judgments about information available to them at the time of their examination.

KNBT accounts for its impaired loans in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” as amended by SFAS No. 118, “Accounting by Creditors of a Loan – Income Recognition and Disclosures.”  This standard requires that a creditor measure impairment based on the present value of expected future cash flows discounted at the loan’s effective interest rate, observable market price, or the fair value of the collateral if the loan is collateral dependent.

FASB Interpretation FIN No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” requires certain disclosures regarding the nature of the guarantee, the maximum potential amount of future payments that the guarantor could be required to make under the guarantee, and the current amount of the liability, if any, for the guarantor’s obligations under the guarantee.  Significant guarantees that have been entered into by KNBT include standby and performance letters of credit.

In October 2003, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) 03-3, “Accounting for Loans or Certain Debt Securities Acquired in a Transfer.”SOP 03-3 applies to a loan with the evidence of deterioration of credit quality since origination acquired by completion of a transfer for which it is probable at acquisition, that the Bank will be unable to collect all contractually required payments receivable.  The Company evaluates the asset acquired in its acquisitions for applicability to this statement.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation, and include expenditures for new facilities, major betterments and renewals.  Expenditures of maintenance and repairs are charged to expense as incurred.  Depreciation is computed using the straight-line method based upon the estimated useful lives of the related assets.

Other Real Estate Owned

Real estate acquired through foreclosure is classified as other real estate owned (“OREO”).  OREO is carried at the lower of cost (carrying value of the loan) or fair value less estimated costs to sell.  Any reductions in value, at or prior to the dates the real estate is considered foreclosed, is charged to the allowance for loan losses.  Any subsequent reductions in value are charged through earnings.  Costs relating to the development or improvement of the property are capitalized; holding costs are charged to expense.

Goodwill and Intangible Assets

KNBT accounts for all purchased goodwill and intangible assets pursuant to SFAS No. 142, “Goodwill and Intangible Assets.”  SFAS No. 142 includes requirements to test goodwill and indefinite lived intangible assets for impairment rather than amortize them.  Goodwill is subject to impairment testing at least annually to determine whether a write-down of the recorded balance is necessary.  In this testing, KNBT employs industry practices in accordance with GAAP.  KNBT tests for impairment as of September 30 each year.   KNBT has tested the goodwill included on its consolidated balance sheet as of September 30, 2007 and has determined that it was not impaired as of such date.  Shown below are the components of KNBT’s goodwill at December 31, 2007 and 2006.

	For Years Ended December 31,
(in thousands)	2007	2006

Goodwill from First Colonial acquisition	$36,345	$36,345
Goodwill from Oakwood acquisition	478	478
Goodwill from Caruso Benefits Group acquisition	15,976	13,107
Goodwill from NEPF acquisition	54,438	54,438
Goodwill from Paragon acquisition	2,628	1,486
Goodwill at December 31,	$109,865	$105,854

    Goodwill related to the Caruso acquisition was increased by $2.9 million due to the payment of the contingent payment due under the stock purchase agreement during the year ended December 31, 2007.  The Bank is obligated to pay the remaining amount under the terms of the stock purchase agreement, if Caruso achieves certain levels of profitability. Subsequently, in January 2008, the Bank made a final payment to Caruso of $3.1 million.  The Bank has no further obligation beyond the January 2008 payment under the terms of the stock purchase agreement.

Goodwill for Paragon changed due to the receipt of final valuations for Paragon’s customer list, restrictive covenant agreement with the principals of Paragon, and the employment agreements with the principals of Paragon.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

	December 31, 2007			December 31, 2006
	Gross			Gross
	Carrying	Accumulated	Net Book	Carrying	Accumulated	Net Book
(in thousands)	Amount	Amortization	Value	Amount	Amortization	Value

Amortizing intangible assets:
Core deposit intangible	$24,118	$(11,218)	$12,900	$24,118	$(8,422)	$15,696
Customer lists from Caruso	9,924	(1,819)	8,105	9,924	(1,158)	8,766
Employee related agreements from Paragon	890	(395)	495	890	(144)	746
Customer list from Paragon	1,680	(112)	1,568	1,680	-	1,680
Identified intangibles purchased by Caruso	877	(31)	846	-	-	0
Total	$37,489	$(13,575)	$23,914	$36,612	$(9,724)	$26,888

      The amortization expense related to these intangibles are as follows:
(in thousands)

2008	$3,799
2009	3,692
2010	3,692
2011	3,225
2012	1,383
Thereafter	8,123
$23,914

Total does not include amortization expense related to business purchase from Caruso, due to final evaluation in progress.

The weighted average period of amortization for intangibles by type is 8.6 years for core deposits, 15.0 years for customer lists and 4.3 years for employee agreements.

Amortization expense for the core deposit intangible was $2.8 million, $2.8 million and $2.6 million for the years ended December 31, 2007, 2006 and 2005, respectively.  Also, in connection with the Caruso acquisition in April 2005, $9.9 million was assigned to customer lists and is being amortized over 15 years.  Amortization expense for Caruso’s customer list was $661,000 for the years ended December 31, 2007 and 2006.

Income Taxes

There are two components of income tax expense: current and deferred.  Current income tax expense approximates cash to be paid or refunded for taxes for the applicable period.  Deferred tax assets and liabilities are recognized due to differences between the basis of assets and liabilities as measured by tax laws and their basis as reported in the financial statements.  Deferred tax assets are subject to management’s judgment based upon available evidence that future realizations are likely.  If management determines that the Company may not be able to realize some or all of the net deferred tax asset in the future, a charge to income tax expense may be required to reduce the value of the net deferred tax asset to the expected realizable value.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred tax expense or benefit is recognized for the change in deferred tax liabilities or assets between periods.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

A valuation allowance is recognized if, based on an analysis of available evidence, management determines that it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The valuation allowance is subject to ongoing adjustment based on changes in circumstances that affect management’s judgment about the realization of the deferred tax asset.  Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense.

Advertising

The Company expenses advertising costs as incurred.

Stock Based Compensation

Stock Option Plans

KNBT maintains the 2004 Stock Option Plan (2004 Plan), as well as the stock option plans from prior acquisitions. The 2004 Plan allows KNBT to grant options up to an aggregate of 2,020,118 shares of common stock to key employees and directors. The options have a term of up to ten years when they are issued and typically vest over a five-year period, except for some options granted to directors that vest over an eight-year period. The exercise price of each option is the market price of KNBT’s stock on the date of grant.

On January 1, 2006, KNBT adopted SFAS No. 123(R) (revised 2004), “Share-Based Payment”. Statement 123(R) replaces SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123(R) established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation plans.  Prior to January 1, 2006, KNBT accounted for stock options using APB Opinion No. 25 and included disclosures of pro forma net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been used. KNBT elected the modified prospective transition method for adopting SFAS No. 123(R) through December 31, 2005. Under SFAS No. 123(R), all forms of share-based payments to employees, including stock options, are treated the same as other forms of compensation by recognizing the related cost in the income statement. The provisions apply to all awards granted after the required effective date as well as to existing awards not vested, or which are modified, repurchased, or canceled after that date.

The following table illustrates the effect on net income and earnings per share if KNBT had applied the fair value recognition provisions of SFAS No. 123(R) to stock-based employee compensation in the year ended December 31, 2005.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

For the Year Ended
(in thousands, except per share data)	December 31, 2005

Net income as reported	$20,826
Add: Stock-based employee compensation expense
included in reported net income, net
of related tax effects	24
Less: Stock-based compensation cost determined
under fair value method for all awards, net
of related tax effects	661
Pro forma, net income	$20,189

Earnings per share (diluted):
As reported	$0.71
Pro forma	$0.69
Earnings per share (basic):
As reported	$0.72
Pro forma net income	$0.69

Management Recognition and Retention Plan (“MRRP”)

The MRRP, which is a stock-based incentive plan, provides the ability to award up to 808,047 shares of the Company’s common stock, subject to adjustment, to the Company’s directors, advisory directors, officers and employees.  The terms of the grants made to date provide that the shares covered by the MRRP are earned by the participants at the rate of 20% per year.  Certain grants made in 2006 vest 60% on the third anniversary and 20% per year thereafter.  For the 2004 and 2005 MRRP awards, compensation expense was recorded over the vesting period or a 60-month period and was based on the market value of the Company’s stock as of the date the awards were made.  There was no compensation expense recognized related to the 2006 grants for the year ended December 31, 2006 due to the performance-based nature of the grants.  The Company, for the benefit of the MRRP Trust, purchased 808,047 shares of KNBT common stock at an average price of $16.44 per share, which is shown as reduction of additional paid-in-capital.  The remaining unamortized cost of the MRRP shares acquired to date is reflected as a reduction in shareholders’ equity.

When the merger with National Penn is consummated, any expense with respect to allocated but unvested MRRP shares not yet recognized will be recognized during the quarter in which the merger is completed.

Employee Benefit Plans

KNBT has certain employee benefit plans covering substantially all employees.  KNBT expenses such costs as incurred.  KNBT follows SFAS No. 132, as revised in December 2003, “Employers’ Disclosures about Pensions and Other Post-retirement Benefits” and SFAS No. 158, “Employers Accounting for Defined Benefit Pension and Other Post-retirement Plans-an amendment of FASB Statements No. 87, 88, 106 and 132(R).  SFAS No. 132 revised employers’ disclosures about pension and other post-retirement benefit plans.  It requires additional information about changes in the benefit obligation and the fair values of plan assets.  It also standardized the requirements for pensions and other postretirement benefit plans to the extent possible, and illustrates combined formats for the presentation of pension plan and other post-retirement benefit plan disclosures.  SFAS 158 requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in he year in which the changes occur through comprehensive income.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

In 2003, in connection with the mutual-to-stock conversion of the Bank, KNBT established an Employee Stock Ownership Plan (“ESOP”) covering all eligible employees as defined by the ESOP. The ESOP is a tax-qualified plan designed to invest primarily in KNBT's common stock that provides employees with the opportunity to receive a KNBT-funded retirement benefit based primarily on the value of KNBT's common stock.  KNBT accounts for its ESOP in accordance with SOP 93-6, "Employer's Accounting for Employee Stock Ownership Plans," issued by the AICPA.

To purchase KNBT's common stock, the ESOP borrowed $16.1 million from KNBT to purchase 949,845 shares of KNBT common stock in the market.  The ESOP loan is being repaid principally from the Bank’s contributions to the ESOP over a period of up to 30 years.  Dividends declared on common stock held by the ESOP and not allocated to the account of a participant can be used to repay the loan. Compensation expense is recognized in accordance with SOP 93-6.  The number of shares released annually is based upon the ratio that the current principal and interest payment bears to the current and all remaining scheduled future principal and interest payments.

All shares that have not been released for allocation to participants are held in a suspense account by the ESOP for future allocation as the loan is repaid.  Unallocated common stock purchased by the ESOP is recorded as a reduction of shareholders' equity at cost.

Bank Owned Life Insurance (“BOLI”)

KNBT has purchased BOLI.  BOLI involves the purchasing of life insurance by KNBT on a chosen group of employees.  The proceeds are used to help defray employee benefit costs.  KNBT is the owner and beneficiary of the policies.  The Company originally invested $20.0 million in BOLI in 2001 and made additional BOLI investments of $4.0 million in 2002 and $30.0 million in 2003.  In 2005, $10.0 million in BOLI was added through the Northeast Pennsylvania Financial Corp. acquisition.  BOLI is recorded on the consolidated balance sheets at its cash surrender value and changes in the cash surrender value are recorded in non-interest income.  BOLI income is tax-exempt.

Trust Assets and Revenue

Assets held by the Trust Department of the Bank in fiduciary or agency capacities for its customers are not included in the accompanying consolidated balance sheets since such assets are not assets of KNBT.  Operating revenue and expenses of the Trust Department are included under their respective captions in the accompanying consolidated statements of income and are recorded on the accrual basis.

Per Share Information

KNBT follows the provisions of SFAS No. 128, “Earnings Per Share.”  Basic earnings per share exclude dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding during the period.  Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Basic and diluted earnings per share for the years ended December 31, 2007, 2006, and 2005 were calculated as follows:
	2007			2006			2005
	Net	Average		Net	Average		Net	Average
(in thousands,	Income	Shares	Per Share	Income	Shares	Per Share	Income	Shares	Per Share
except per share data)	(numerator)	(denominator)	Amount	(numerator)	(denominator)	Amount	(numerator)	(denominator)	Amount

Basic earnings per share
Income available to common
shareholders	$14,193	25,847,105	$0.55	$23,603	27,015,241	$0.87	$20,826	29,052,097	$0.72
Effect of dilutive securities
Stock options		140,919	-		148,770	-		204,106	-
Management Recognition
and Retention Plan		75,968	-		82,575	-		182,713	-
Total effect of dilutive
securities		216,887	(0.01)		231,345	-		386,819	(0.01)
Diluted earnings per share			-			-			-
Income available to common
shareholders plus assumed
exercise of options	$14,193	26,063,992	$0.54	$23,603	27,246,586	$0.87	$20,826	29,438,916	$0.71

    Common stock outstanding at December 31, 2007 for the purpose of calculating basic earnings per share does not include 749,718 unallocated shares held by the ESOP.  At December 31, 2007, KNBT had 1,690,648 options outstanding to purchase shares of common stock at exercise prices ranging from $15.41 to $16.56 per share.  They were not included in the computation of earnings per share because the option exercise price was greater than the average market price.  At December 31, 2006 and December 31, 2005 unallocated ESOP shares not included for the purpose of calculating basic earnings per shares totaled 797,379 and 844,920 respectively.

Unearned MRRP shares and MRRP shares not subject to grant are not considered outstanding for basic earnings per share calculations.  At December 31, 2007, there were 375,600 unearned MRRP shares and 58,147 uncommitted MRRP shares.  At December 31, 2006, unearned MRRP shares totaled 476,300 and uncommitted MRRP shares totaled 80,747.  At December 31, 2005, unearned MRRP shares totaled 505,600 and uncommitted MRRP shares totaled 179,747.

Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires KNBT to disclose the estimated fair value of their assets and liabilities considered to be financial instruments.  Financial instruments requiring disclosure consist primarily of cash and cash equivalents, investment securities, loans, deposits and borrowings.

Segment Information

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosure about products and services, geographic areas, and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assess performance. The statement also requires that public enterprises report a measure of segment profit or loss, certain specific revenue and expense items and segment assets. It also requires that information be reported about revenues derived from the enterprises' products or services, or about the countries in which the enterprises earn revenues and hold assets, and about major customers, regardless of whether the information is used in making operating decisions.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Management has determined that KNBT has one reportable segment, "Community Banking." All of KNBT's activities are interrelated, and each activity is dependent and assessed based on how each of the activities of KNBT supports the others. For example, commercial lending is dependent upon the ability of KNBT to fund itself with retail deposits and other borrowings and to manage interest rate and credit risk. This situation is also similar for consumer and residential mortgage lending.  Accordingly, all significant operating decisions are based upon analysis of KNBT as one operating segment or unit.

KNBT has also identified several operating segments. These operating segments within KNBT's operations do not have similar characteristics to the community banking operations.  However, such activities do not meet the quantitative thresholds requiring separate disclosure. These nonreportable segments include Higgins Insurance Associates, Caruso Benefits Group, KNBT Securities, KNBT Settlement Services and the Company, and are included in the “other” category.  The operating segments in the “other” category earn revenues primarily through the generation of fee income and are also aggregated based on their similar economic characteristics, products and services, type of class of customer, methods used to distribute products and services and/or nature of their regulatory environment.  The identified segments reflect the manner in which financial information is currently reviewed and evaluated by management.

Reportable segment-specific information and reconcilement to consolidated financial information is as follows:

	Community
(in thousands)	Banking	Other	Consolidated
December 31, 2007
Total assets	$2,467,458	$422,632	$2,890,090
Total deposits	1,959,855	-	1,959,855
Net interest income (loss)	70,119	(815)	69,304
Total non-interest income	22,817	12,875	35,692
Total non-interest expense	67,388	13,626	81,014
Net income (loss)	16,565	(2,372)	14,193

December 31, 2006
Total assets	$2,359,766	$539,061	$2,898,827
Total deposits	1,907,547	-	1,907,547
Net interest income (loss)	74,945	(2,081)	72,864
Total non-interest income	29,338	12,733	42,071
Total non-interest expense	65,513	12,391	77,904
Net income (loss)	25,077	(1,474)	23,603

December 31, 2005
Total assets	$2,536,696	$545,114	$3,081,810
Total deposits	1,852,251	-	1,852,251
Net interest income (loss)	74,853	(1,322)	73,531
Total non-interest income	17,554	8,872	26,426
Total non-interest expense	58,568	8,627	67,195
Net income (loss)	21,766	(940)	20,826

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” includes net income as well as certain other items, which result in a change to equity during the period.

The income tax effects allocated to comprehensive income for the years ended December 31, 2007, 2006 and 2005 were as follows:

		Tax
	Before tax	benefit	Net of tax
(in thousands)	amount	(expense)	amount

Year Ended December 31, 2007
Unrealized gains on securities:
Unrealized holding gains (losses)	$8,245	$(2,889)	$5,359
Less reclassification adjustment for net realized losses	1,622	568	1,054
Other comprehensive income (loss), net	$9,867	$(3,454)	$6,413

Year Ended December 31, 2006
Unrealized gains on securities:
Unrealized holding gains (losses)	$2,369	$(829)	$1,540
Less reclassification adjustment for net realized gains	(3,181)	(1,113)	(2,068)
Other comprehensive income (loss), net	$(812)	$284	$(528)

Year Ended December 31, 2005
Unrealized gains on securities:
Unrealized holding gains (losses)	$(17,815)	$6,057	$(11,758)
Less reclassification adjustment for net realized gains	(770)	(262)	(508)
Other comprehensive income (loss), net	$(18,585)	$6,319	$(12,266)

Statement of Cash Flows

KNBT considers cash due from banks and Federal funds sold as cash equivalents for the purposes of the Consolidated Statement of Cash Flows.

Variable Interest Entities

In January 2003, FASB Interpretation (“FIN”) No. 46, “Consolidation of Variable Interest Entities”, was issued.  FIN No. 46 clarifies the application of Accounting Research Bulletin 51, “Consolidated Financial Statements”, to certain entities in which voting rights are not effective in identifying the investor with the controlling financial interest.  An entity is subject to consolidation under FIN No. 46 if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities, or are not exposed to the entity’s losses or entitled to its residual returns ("variable interest entities").  Variable interest entities within the scope of FIN No. 46 were required to be consolidated by their primary beneficiary.  The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both.

Management has determined that the First Colonial Statutory Trust I (“Trust I”), which was created by First Colonial and acquired by KNBT in the merger with First Colonial, qualifies as a variable interest entity under FIN No. 46.  Trust I issued mandatorily redeemable preferred stock in July 2002 to investors and purchased subordinated debt issued by First Colonial.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

KNBT adopted the provisions under the revised interpretation in the first quarter of 2004.  Accordingly, KNBT ceased consolidating Trust I as of March 31, 2004.  FIN No. 46(R) precludes consideration of the call option embedded in the preferred stock when determining if KNBT has the right to a majority of Trust I’s expected residual returns.  The deconsolidation resulted in the investment in the common stock of Trust I to be included in other assets as of March 31, 2004 and the corresponding increase in outstanding debt of $464,000.  In addition, the income received on KNBT’s common stock investment is included in other income.

As a result of the Northeast Pennsylvania Financial Corp. (NEPF) merger, KNBT acquired the Capital Trust I (“NTrust I”) and the Capital Trust II (“NTrust II”).  NTrust I and NTrust II each qualify as a variable interest rate entity under FIN No. 46.  NTrust I issued mandatorily redeemable preferred stock in April 2002 while NTrust II issued mandatorily redeemable preferred stock in October 2002.  Northeast Pennsylvania Financial Corp. had adopted FIN No. 46 and deconsolidated its capital trusts at March 31, 2004.

On March 3, 2005, the Board of Governors of the Federal Reserve System issued guidance on the regulatory capital treatment of the trust-preferred securities as a result of the adoption of FIN No. 46(R). The rule retains the current maximum percentage of total capital permitted for trust preferred securities at 25%, but enacts other changes to the rules governing trust preferred securities that affect their use as part of the collection of entities known as “restricted core capital elements”. The rule takes effect March 31, 2009; however, a five year transition period leading up to that date would allow bank holding companies to continue to count trust preferred securities as Tier 1 Capital after applying FIN-No. 46(R). Management has evaluated the effects of the rule and does not anticipate a material impact on the Company’s capital ratios.

New Accounting Pronouncements

In December 2007, the SEC issued Staff Accounting Bulletin ("SAB") 110 "Share-Based Payment". SAB 110 amends and replaces Question 6 of Section D.2 of Topic 14, "Share-Based Payment," of the Staff Accounting Bulletin series. Question 6 of Section D.2 of Topic 14 expresses the views of the staff regarding the use of the "simplified" method in developing an estimate of the expected term of "plain vanilla" share options and allows usage of the "simplified" method for share option grants prior to December 31, 2007. SAB 110 allows public companies which do not have historically sufficient experience to provide a reasonable estimate to continue use of the "simplified" method for estimating the expected term of "plain vanilla" share option grants after December 31, 2007. SAB 110 is effective January 1, 2008. The Company currently uses the "simplified" method to estimate the expected term for share option grants as it does not have enough historical experience to provide a reasonable estimate. The Company will continue to use the "simplified" method until it has enough historical experience to provide a reasonable estimate of expected term in accordance with SAB 110. The Company does not expect SAB 110 will have a material impact on its consolidated balance sheets, statements of operations and cash flows.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations.”  SFAS No. 141R broadens the guidance of SFAS No. 141, extending its applicability to all transactions and other events in which one entity obtains control over one of more other businesses.  It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations.  SFAS No. 141R expands on required disclosures to improve the statement users’ abilities to evaluate the nature and financial effects of business combinations.  SFAS No. 141R is effective for the first annual reporting period beginning on or after December 15, 2008.  The provisions of SFAS No. 141R will only impact us if we are party to a business combination closing on or after January 1, 2009.

In November 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 109 (SAB No. 109), “Written Loan Commitments Recorded at Fair Value through Earnings,” an amendment of  SAB No. 105, “Application of Accounting Principles to Loan Commitments.”  Under SAB No. 109, the expected net future cash flows of associated loan servicing activities should be included in the measurement of written loan commitments accounted for at fair value through earnings.  The guidance in SAB No. 109 is applied on a prospective basis to derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007.  We do not expect the adoption of SAB No. 109 to have a material impact on our financial condition or results of operations.

On February 15, 2007, the Financial Accounting Standards Board (“FASB”) issued Statement No. 159 (SFAS 159), “The Fair Value Option for Financial Assets and Financial Liabilities,” which gives entities the option to measure eligible financial assets and liabilities and firm commitments at fair value, on an instrument by instrument basis, that are otherwise not permitted to be accounted for at fair value under other accounting standards.  The election to use the fair value option is available when an entity first recognizes a financial asset or liability or upon entering into a firm commitment.  Subsequent changes in fair value must be recorded in earnings.  Additionally, SFAS 159 allows for a one-time election for existing positions upon early adoption with the transition adjustment recorded to beginning retained earnings.  The Company did not early adopt SFAS 159 and believes that the adoption, effective January 1, 2008, will not have a significant effect on its consolidated financial statements.

In September 2006, FASB Issued Statement No. 157 (SFAS 157), “Fair Value Measurements” which is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. This statement defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements.  SFAS 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  Under SFAS 157 fair value measurements are not adjusted for transactions costs.  The Company has evaluated the impact the adoption of SFAS 157 and believes it will not have a significant effect on its consolidated financial statements.

In September 2006, the FASB ratified a consensus opinion reached by the Emerging Issues Task Force (“EITF”) on EITF Issue 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements,” which requires employers that enter into endorsement split-dollar life insurance arrangements that provide an employee with a postretirement benefit to recognize a liability for the future benefits promised based on the substantive agreement made with the employee. Whether the accrual is based on a death benefit or on the future cost of maintaining the insurance would depend on what the employer has effectively agreed to provide during the employee’s retirement. The purchase of an endorsement-type life insurance policy does not qualify as a settlement of the liability. The consensus in EITF Issue 06-4 is effective for fiscal years beginning after December 15, 2007.  After performing evaluation, the Company believes that the adoption of EITF Issue 06-4 will not have a significant effect on its consolidated financial statements.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

    In September 2006, the FASB ratified a consensus opinion reached by the EITF on EITF Issue 06-5, “Accounting for Purchases of Life Insurance - Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4.” The guidance in EITF Issue 06-5 requires policyholders to consider other amounts included in the contractual terms of an insurance policy, in addition to cash surrender value, for purposes of determining the amount that could be realized under the terms of the insurance contract. If it is probable that contractual terms would limit the amount that could be realized under the insurance contract, those contractual limitations should be considered when determining the realizable amounts. The amount that could be realized under the insurance contract should be determined on an individual policy (or certificate) level and should include any amount realized on the assumed surrender of the last individual policy or certificate in a group policy. The consensus in EITF Issue 06-5 is effective for fiscal years beginning after December 15, 2006. The Company adopted EITF Issue 06-5 on January 1, 2007.  The adoption did not have a significant effect on its consolidated financial statements.

In September 2006, the FASB Issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) (“SFAS 158”)”.  SFAS 158 requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  The adoption of SFAS 158 by KNBT in December 2006 did not have a significant effect on the Company’s consolidated financial statements.

In September 2006, the SEC staff issued Staff Accounting Bulletin (“SAB”) No.108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”. SAB 108 was issued to provide consistency among registrants in the quantification of financial statement misstatements. SAB 108 established an approach that requires quantification of financial statement misstatements based on the effects of the misstatement on each of the company’s financial statements and the related disclosures. SAB 108 allows registrants to initially apply the approach either by (1) retroactively adjusting prior financial statements as if the approach had always been used or (2) recording the cumulative effect of initially applying the approach as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with the related offset recorded to the opening balance of retained earnings. Use of the “cumulative effect” transition requires full disclosure as to the nature and amount of each individual error being corrected.   The adoption of SAB 108 by KNBT in December 2006 did not have a significant effect on the Company’s consolidated financial statements.

In July 2006, FASB issued Interpretation 48 (FIN 48), “Accounting for Uncertainty in Income Taxes.”  In summary, FIN 48 requires that all tax positions subject to SFAS No. 109, “Accounting for Income Taxes,” be analyzed using a two-step approach.  The first step requires an entity to determine if a tax position is more-likely-than-not to be sustained upon examination.  In the second step, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis that is more-likely-than-not to be realized upon ultimate settlement.  FIN 48 is effective for fiscal years beginning after December 15, 2006, with any adjustment in a company’s tax provision being accounted for as a cumulative effect of accounting change in beginning equity.  FIN 48 also addressed how interest and penalties should be accrued for uncertain tax positions, requiring that interest expense be recognized in the first period interest would be accrued under the tax law.  KNBT’s policy, if any uncertain tax positions should occur, is that interest and penalties on unrecognized tax benefits would be part of income tax expense.  KNBT adopted FIN 48 on January 1, 2007.  The adoption of this standard did not result in a change to its beginning equity.  As of the date of adoption and as of the year ended December 31, 2007, KNBT did not have any liabilities for unrecognized tax benefits.  KNBT does not anticipate any significant changes in relation to unrecognized tax benefits within the next twelve months.  With few exceptions, KNBT is no longer subject to U.S. Federal or State tax examinations by tax authorities for years before 2003.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

3.	ACQUISITIONS

Caruso Benefits Group, Inc.

On April 1, 2005, the Bank completed its acquisition of Caruso Benefits Group, Inc. (“Caruso”).  The Caruso acquisition is a strategic initiative that bolsters KNBT’s ability to support corporate and small business customers with the benefit management expertise of Caruso.  Since the date of acquisition on April 1, 2005, Caruso has been operating as a wholly owned subsidiary of the Bank.  Caruso’s results of operations are included in KNBT’s results beginning April 1, 2005.

Under the terms of the stock purchase agreement, the Bank acquired all of the capital stock of Caruso for a purchase price of $28.0 million in cash of which $20.0 million was paid at the time of closing and $8.0 million will be payable over a three-year period, contingent upon Caruso maintaining certain levels of profitability. KNBT paid $2.7 million and $2.9 million to Caruso during the first quartersof 2006 and 2007, respectively thatrepresents the aggregate obligation through December 31, 2007.  The payment was made pursuant to the terms of the stock purchase agreement relating to the purchase price contingency. Subsequently, in January 2008, the Bank made a final payment to Caruso of $3.1 million.  The Bank has no further obligation beyond the January 2008 payment under the terms of the stock purchase agreement.

The acquisition resulted in the initial recording of approximately $13.1 million of goodwill.  KNBT also recorded an identifiable intangible asset for Caruso’s customer list of $9.9 million which is being amortized on a straight-line basis over 15 years.  The expense related to the amortization of the identifiable intangible asset from the Caruso acquisition totaled $661,000, $661,000 and $496,000 for the years ended December 31, 2007, 2006 and 2005, respectively.

    During 2007, Caruso acquired various employee benefit related businesses.  The preliminary valuation and purchase price allocation resulted in the recording of $877,000 identified intangible assets which are being amortized on a straight-line basis their useful lives.

The Trust Company of Lehigh Valley

On February 28, 2006, the Bank completed its acquisition of Paragon Group, Inc. (“Paragon”), the parent holding company for the Trust Company of Lehigh Valley (“TCLV”), a Pennsylvania-chartered non-depository bank located in Allentown, Pennsylvania.  TCLV provided estate, personal trust and investment management services, estate and financial planning and employee retirement benefits administration and had approximately $400 million in assets under administration and management at the time of its acquisition by the Bank.  Paragon and TCLV were merged into the Bank in connection with the completion of the acquisition.  The results of the acquired trust operations have been included in KNBT’s results since March 1, 2006.

Under the terms of the definitive merger agreement, the Bank acquired all of the capital stock of Paragon for a purchase price of $5.3 million in cash of which $4.3 million was paid at time of closing and $1.0 million was held in escrow.  As a result of satisfaction of certain conditions set forth in the merger agreement, 50% of the escrow including interest earned was disbursed on February 28, 2007 and the balance was disbursed on August 28, 2007, the eighteenth-month anniversary of the completion of the acquisition of Paragon.

The acquisition price resulted in the recording of $2.6 million in goodwill, which is the excess cost of the entity over the net of the amounts assigned to assets acquired and liabilities assumed and $2.6 million of other intangible assets.  The intangible assets consist of $1.7 million for Paragon’s customer list, $610,000 for a restrictive covenant agreement with the principals of Paragon and $280,000 for employment agreements with the principals of Paragon. The amortization periods for the intangible assets are 15 years, 5 years and 2.7 years, respectively. Amortization expense relating to these assets was $363,000 and $144,000 for the twelve months ended December 31, 2007 and 2006, respectively.

Northeast Pennsylvania Financial Corp.

On May 19, 2005 KNBT acquired 100% of the outstanding voting shares of Northeast Pennsylvania Financial Corp. ("NEPF"), a thrift holding company with assets of approximately $784.7 million as of the date of acquisition.  The results of NEPF's operations have been included in the consolidated financial statements since that date.  The aggregate purchase price was approximately $90.9 million in cash and shares of common stock that included $1.3 million in expenses associated with the acquisition.  Based on an exchange ratio of 1.6328, 1,976,195 shares of NEPF common stock were converted into the right to receive 3,226,731 shares of KNBT's common stock with the 1,976,194 remaining shares of NEPF common stock being converted to the right to receive an aggregate cash consideration of $45.5 million.  The purchase price was allocated to acquired assets and liabillities of NEPF acquired or assumed as of the date of acquisition at estimated fair values resulting in the recording of goodwill of approximately $54.4 million and a core deposit intangible of approximately $6.6 million which is being amortized over the useful life.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

4.	INVESTMENT SECURITIES

The amortized cost, unrealized gains and losses, and fair value of KNBT's investment securities held-to-maturity and available-for-sale at December 31, 2007 and 2006 are as follows:

	At December 31, 2007
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(in thousands)	Cost	Gains	Losses	Value
Held to maturity:
Mortgage-backed securities	$27,019	$14	$(57)	$26,976
Total investments held to maturity	27,019	14	(57)	26,976
Available for sale:
U.S. Government and agencies	26,776	487	(10)	27,253
Obligations of state and political subdivisions	802	6	-	808
Asset-managed funds	6,025	-	(186)	5,839
Mortgage-backed securities	566,142	1,381	(5,628)	561,895
Corporate and other debt securities	26,665	-	(1,888)	24,777
Equity securities	2,343	17	(352)	2,008
Total investments available for sale	628,753	1,891	(8,064)	622,580
Total investment securities	$655,772	$1,905	$(8,121)	$649,556

	At December 31, 2006
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(in thousands)	Cost	Gains	Losses	Value
Held to maturity:
Mortgage-backed securities	$33,532	$-	$(484)	$33,048
Total investments held to maturity	33,532	-	(484)	33,048
Available for sale:
U.S. Government and agencies	95,523	2	(949)	94,576
Asset-managed funds	5,171	-	(167)	5,004
Mortgage-backed securities	703,648	439	(15,595)	688,492
Corporate and other debt securities	68,461	277	(100)	68,638
Equity securities	2,091	79	(26)	2,144
Total investments available for sale	874,894	797	(16,837)	858,854
Total investment securities	$908,426	$797	$(17,321)	$891,902

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The amortized cost and fair value of KNBT’s investment and mortgage-backed securities held-to-maturity and available-for-sale at December 31, 2007, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	At December 31, 2007
	Amortized	Fair
(in thousands)	Cost	Value

Investment securities held to maturity
Mortgage-backed securities	$27,019	$26,976
Total held to maturity	27,019	26,976

Investment securities available for sale
Due in one year or less	1,494	1,492
Due after one year through five years	18,896	19,332
Due after five years through ten years	1,083	1,084
Due after ten years	32,770	30,930
Total investment securities available for sale	54,243	52,838
Mortgage-backed securities	566,142	561,895
Asset managed funds	6,025	5,839
Equity securities	2,343	2,008
Total available for sale	628,753	622,580

Total investment securities and mortgage-backed securities	$655,772	$649,556

Gross gains of $687,000 and losses of $2.3 million were realized on sales of investment securities classified as available-for-sale during the year ended December 31, 2007.    Gross gains of $3.1 million and losses of $173,000 were realized on sales of investment securities classified as available-for-sale for the year ended December 31, 2006.  Gains on investment securities held-to-maturity totaled $256,000 during the year ended December 31, 2006.  Gross gains of $1.3 million and losses of $491,000 were realized on sales of investment securities classified as available-for-sale for the year ended December 31, 2005.

As of December 31, 2007 and 2006, FHLB securities having a book value of $471.8 million and $364.1 million, respectively, were pledged to secure public deposits, outstanding advances and for other purposes as required by law.

The table below indicates the length of time individual securities have been in a continuous unrealized loss position at December 31, 2007.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

	Less than 12 Months		12 Months or Longer		Total
(in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. Government and agencies	$-	$-	$1,922	$(10)	$1,922	$(10)
Obligations of states and
political subdivisions	-	-	-	-	-	-
Mortgage-backed securities	45,045	(814)	375,949	(4,871)	420,994	(5,685)
Corporate debt securities	19,777	(1,888)	-	-	19,777	(1,888)
Subtotal, debt securities	64,822	(2,702)	377,871	(4,881)	442,693	(7,583)
Asset managed funds	-	-	4,718	(186)	4,718	(186)
Equity securities	914	(226)	209	(126)	1,123	(352)
Total temporarily impaired securities	$65,736	$(2,928)	$382,798	$(5,193)	$448,534	$(8,121)

The table below indicates the length of time individual securities have been in a continuous unrealized loss position at December 31, 2006.

	Less than 12 Months		12 Months or Longer		Total
(in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. Government and agencies	$5,782	$(70)	$77,895	$(879)	$83,677	$(949)
Mortgage-backed securities	39,686	(676)	641,554	(15,403)	681,240	(16,079)
Corporate debt securities	-	-	5,554	(100)	5,554	(100)
Subtotal, debt securities	45,468	(746)	725,003	(16,382)	770,471	(17,128)
Asset managed funds	-	-	4,737	(167)	4,737	(167)
Equity securities	55	(1)	254	(25)	309	(26)
Total temporarily impaired securities	$45,523	$(747)	$729,994	$(16,574)	$775,517	$(17,321)

Management has reviewed the securities listed in the above tables and believes all unrealized losses to be temporary.  The unrealized losses are due primarily to changes in market interest rates and other temporary changes in market conditions.  As of December 31, 2007, KNBT held 342 different securities of which 175 were in an unrealized loss position while as of December 31, 2006, 391 different securities were held of which 266 were in an unrealized loss position.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

5.            LOANS

A summary of KNBT’s loans receivable is as follows:

	At December 31,
(in thousands)	2007	2006

Real estate
Residential	$571,925	$493,813
Commercial	400,449	362,244
Construction	68,385	61,288
Total real estate	1,040,759	917,345
Consumer loans	522,327	509,555
Commercial (non-real estate)	293,622	181,103
States and political subdivisions	13,530	13,056
Total gross loans	1,870,238	1,621,059
Mortgage loans held-for-sale	(4,088)	(1,994)
Deferred fees	1,215	1,101
Total loans	1,867,365	1,620,166
Allowance for loan losses	(18,791)	(17,044)
Total net loans	$1,848,574	$1,603,122

KNBT’s non-performing loans are as follows:

	At December 31,
(in thousands)	2007	2006	2005

Non-accrual loans	$5,254	$4,869	$6,839
Accruing loans 90 days or more past due	1,282	1,058	2,167
Total non-performing loans	$6,536	$5,927	$9,006

Interest income not recognized on non-accrual loans	$556	$459	$301

KNBT’s recorded investment in impaired loans was $2.0 million at December 31, 2007, $1.6 million at December 31, 2006 and $1.8 million at December 31, 2005.  The valuation allowance for loan losses related to impaired loans is a part of the allowance for loan losses and was $312,000 at December 31, 2007, $323,000 at December 31, 2006 and $304,000 at December 31, 2005.  The average impaired loan balance for the year ended December 31, 2007 was $1.2 million, compared to $1.9 million and $1.3 million for the years ended December 31, 2006 and 2005, respectively.  KNBT received principal payments on impaired loans of $332,000 in 2007, $1.5 million in 2006 and $692,000 in 2005.  Income on impaired loans is recognized by KNBT on a cash basis.  KNBT recognized $82,000 in interest income on impaired loans in 2007, $46,000 in 2006 and $48,000 in 2005.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Activity in the allowance for loan losses is as follows:
	Year Ended December 31,
(in thousands)	2007	2006	2005

Allowance for loan losses, beginning of year	$17,044	$15,964	$10,461
Allowance acquired from acquisition of NEPF	-	-	5,281
Provision for loan losses	2,678	3,329	2,780
Loans charged-off	1,813	2,708	2,884
Recoveries on loans previously charged-off	882	459	326
Balance, end of year	$18,791	$17,044	$15,964

6.	ASSET SECURITIZATION AND CAPITALIZED SERVICING ASSETS

At December 31, 2007, 2006, and 2005, KNBT serviced loans for the benefit of others totaling $430.0 million, $428.1 million, and $415.5 million, respectively.  The fair value of retained servicing rights and any other retained interests are determined based on present value of expected future cash flows associated with those interests and by reference to market prices for similar assets.  An independent third party performs a quarterly market value analysis of KNBT’s mortgage servicing rights.

Activity associated with mortgage servicing rights is summarized as follows:

	Year Ended December 31,
(in thousands)	2007	2006	2005

Balance, beginning	$2,375	$2,418	$1,438
Acquired from NEPF	-	-	713
Amortization	(381)	(381)	(422)
Sales	552	338	689
Ending balance, net (included in other intangible assets)	$2,546	$2,375	$2,418

In 2006, KNBT securitized $25.1 million of seasoned, single-family residential mortgage loans.  KNBT recognized no gain or loss on the transaction as it retained all of the resulting securities.  The Company did not securitize loans in 2007 or in 2005.   In such transactions, loans which did not meet Federal Home Loan Mortgage Association, (“FHLMA”) eligibility standards at the time of origination, due to the lack of private mortgage insurance or other criteria, were able to be securitized after being in KNBT’s portfolio for certain stipulated periods of time, generally 18 to 24 months.  Securitization is the process of packaging and transferring residential mortgage loans to issuers of mortgage-backed securities, such as, FHLMA in return for mortgage-backed securities backed by the mortgage loans that are transferred.  As there is an active market for mortgage-backed securities, they generally can be sold more readily than the underlying loans in response to changes in interest rates or other factors.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

7.	PREMISES AND EQUIPMENT

KNBT’s premises and equipment are summarized as follows:

	At December 31,		Estimated
(dollars in thousands)	2007	2006	useful lives

Land	$6,834	$6,593	Indefinite
Buildings and leasehold improvements	42,419	39,701	5 - 50 years
Furniture and fixtures	21,879	28,623	3 - 10 years
Fair value adjustment	1,228	1,496	20 years
Total cost basis of premises and equipment	72,360	76,413
Less accumulated depreciation and amortization	(26,374)	(28,185)
Total premises and equipment, net	$45,986	$48,228

Depreciation expense was $5.6 million, $5.5 million and $5.2 million for the years ended December 31, 2007, 2006 and 2005, respectively.  As a result of the mergers with First Colonial and NEPF, the premises and equipment of both entities were marked to fair value, which resulted in the creation of intangible assets.  Amortization of $69,000, $61,000 and $118,000 of these intangible assets was recorded for the years ended December 31, 2007, 2006 and 2005, respectively. In addition, amortization of $268,000 was recorded as part of the gain on KNBT’s sale of the Columbia County, Pennsylvania branches.  The intangible asset related to the buildings acquired in these acquisitions is being amortized over a 20-year period from the date of acquisition.

8.	DEPOSITS

KNBT’s deposits are as follows:

	At December 31,
(in thousands)	2007	2006

Non-interest bearing deposits	$199,146	$206,972
Interest-bearing checking deposits	225,521	241,567
Money market deposits	604,426	532,824
Savings and club deposits	179,799	214,949
Time deposits	575,617	578,895
Time deposits of $100,000 or more	175,348	132,340
	$1,959,857	$1,907,547

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Maturities of time deposits at December 31, 2007 are as follows:

(in thousands)

2008	$568,529
2009	150,318
2010	22,271
2011	3,656
2012	4,798
Thereafter	1,393
$750,965

9.	BORROWINGS

FHLB Advances

FHLB advances at December 31, 2007 and 2006 totaled $310.0 million and $519.2 million, respectively.  FHLB advances are collateralized by FHLBank Pittsburgh stock and otherwise unencumbered qualified assets.  The fair value of such collateral for these advances totaled approximately $1.0 billion at December 31, 2007 and $1.4 billion at December 31, 2006.  Advances are made pursuant to several different credit programs offered from time to time by FHLBank Pittsburgh.

            Details of KNBT’s FHLB advances are presented below:

	At or For the Year Ended December 31,
(dollars in thousands)	2007	2006	2005

Average balance of FHLB advances outstanding	$415,881	$617,555	$753,483
Maximum amount outstanding at
any month-end during the period	$507,381	$696,130	$869,585
Balance outstanding at end of period	$307,123	$516,305	$702,022
Average interest rate during the period	4.11%	3.95%	3.56%
Weighted average interest rate at end of period	4.21%	4.00%	3.64%

The table above and the following schedule of FHLB maturities at December 31, 2007 do not include intangible assets totaling $2.5 million acquired in the NEPF acquisition.  Amortization expense was $319,000 for the year ended December 31, 2007.

(in thousands)	At December 31, 2007

FHLB advances due in
2008	$91,449
2009	110,168
2010	21,134
2011	31,193
2012	5,031
Thereafter	48,148
Total	$307,123

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Securities Sold Under Agreements to Repurchase

KNBT, pursuant to a designated cash management agreement, utilizes securities sold under agreements to repurchase as vehicles for customers’ sweep and term investment products.  Securitizations under these cash management agreements are in U.S. Treasury and agency securities and obligations of states and political subdivisions securities.  These securities are held in a third party custodian’s account, designated by KNBT under a written custodial agreement that explicitly recognizes KNBT’s interest in the securities.  KNBT also uses wholesale repurchase agreements with correspondent banks

The details of securities sold under agreements to repurchase are as follows:

	At or For the Year Ended December 31,
(dollars in thousands)	2007	2006	2005

Average balance outstanding	$122,084	$55,055	$51,011
Maximum amount outstanding at any month end during the period	$210,758	$73,885	$76,932
Balance outstanding at end of period	$205,092	$45,296	$76,932
Average interest rate during the period	4.32%	3.82%	3.27%
Weighted average interest rate at end of period	4.30%	4.12%	3.94%

Guaranteed Preferred Beneficial Interest in KNBT’s Subordinated Debenture

As a result of the merger with First Colonial, the Company also acquired Trust I and assumed its debt.  Trust I is a wholly-owned Connecticut statutory business trust subsidiary of KNBT organized for the sole purpose of issuing trust preferred securities that are fully and unconditionally guaranteed by KNBT.  On June 26, 2002, First Colonial issued $15.0 million of subordinated debentures to Trust I and Trust I issued $15.0 million in pooled trust preferred securities.  The subordinated debentures are the sole asset of the Trust I.  The trust preferred securities are classified as long-term debt for the financial statements, but are included as Tier I capital for regulatory purposes.  The interest rate on this security is variable, adjusting quarterly at the three-month LIBOR rate plus 345 basis points.  The interest is payable quarterly.  The trust preferred securities mature in June 2032, but may be redeemed in whole or in part beginning in June 2007, subject to receipt of prior regulatory approval, and may be redeemed at any time in the event that the deduction of related interest for federal income tax purposes is prohibited, treatment as Tier I capital is no longer permitted or certain other contingencies arise.  On June 26, 2007, KNBT exercised its option and redeemed these securities.

As a result of the NEPF merger, KNBT also acquired NEP Capital Trust I, a Delaware statutory business trust.  In April, 2002, NEP Capital Trust I, issued $7.0 million of floating rate capital securities through a pooled trust preferred securities offering. The proceeds from this issuance, along with the Company's $217,000 payment for the Trust's common securities, were used to acquire $7.2 million aggregate principal amount of the Company's floating rate junior subordinated deferrable interest debentures due April 22, 2032 (the "April Debentures"), which constitute the sole asset of the Trust.  The interest rate on the April Debentures and the distribution rate on the capital securities are variable and adjust semi-annually at 370 basis points over the six-month LIBOR, with an initial rate of 6.02%. A rate cap of 11% was effective through April 11, 2007.  The stated maturity of the April Debentures is April 22, 2032.  In addition, the April Debentures are subject to redemption at par at the option of the Company, subject to prior regulatory approval, in whole or in part on any interest payment date after April 22, 2007.  On April 23, 2007, KNBT exercised its option and redeemed these securities.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

    Also acquired through the NEPF merger was NEP Capital Trust II, a Delaware statutory business trust that had issued $15.0 million in the form of floating rate capital securities through a pooled trust preferred securities offering.  The proceeds from this issuance, along with the Company's $464,000 payment for the Trust's common securities, were used to acquire $15.5 million aggregate principal amount of the Company's floating rate junior subordinated deferrable interest debentures due November 7, 2032 (the "November Debentures"), which constitute the sole asset of the Trust.  The interest rate on the November Debentures and the distribution rate on the capital securities are variable and adjust quarterly at 345 basis points over the three-month LIBOR, with an initial rate of 5.27%.  A rate cap of 12.5% was effective through November 7, 2007.  The stated maturity of the November Debentures is November 7, 2032.  In addition, the November Debentures are subject to redemption at par at the option of the Company, subject to receipt of prior regulatory approval, in whole or in part on any interest payment date after August 7, 2007. On November 7, 2007, KNBT exercised its option and redeemed these securities.

10.	EXTINGUISHMENT OF DEBT

In March 2006, KNBT repaid $40.0 million of reverse repurchase agreements that had been assumed as part of the NEPF acquisition and repaid a $10.0 million FHLB advance. The transactions settled at a price less than face value. The gain on the reverse repurchase agreement transaction was $965,000 and the net gain on the repayment of the FHLB advance was $214,000 which included the effect of the write off of intangibles totaling $712,000.

11.	INCOME TAXES

The components of KNBT’s income taxes were as follows for the years ended:

	Year Ended December 31,
(in thousands)	2007	2006	2005

Federal:
Current	$5,945	$7,684	$5,927
Deferred	626	1,971	2,885
Total federal income tax expense	$6,571	$9,655	$8,812
State:
Current	541	444	-
Deferred	-	-	344
Total income tax expense	$7,112	$10,099	$9,156

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The reconciliation of KNBT’s expected income tax was computed at the statutory rate of 35% as follows:

	Year Ended December 31,
(in thousands)	2007	2006	2005

Expected income tax expense (benefit)	$7,457	$11,796	$10,494
Increase (decrease) resulting from:
Tax-exempt income	(2,150)	(2,092)	(2,793)
State income tax expense, net of federal tax benefits	351	289	223
Establish valuation for NOL	-	-	1,100
Additional valuation allowance	750	-	-
Non-deductible costs	704	106	132
Income tax expense (benefit)	$7,112	$10,099	$9,156

Deferred tax assets and liabilities consist of the following:

	At December 31,
(in thousands)	2007	2006
Deferred tax assets:
Accrued Pension and deferred compensation	$2,425	$3,060
Allowance for loan losses	6,577	5,965
Charitable contribution	2,801	3,284
Net operating loss carryovers	4,634	5,422
Unrealized losses on securities available-for-sale	2,160	5,614
Fair value attributable to borrowings	888	1,091
Share based payment	788	0
Investments	1,085	1,846
Other	694	129
Deferred tax assets	22,052	26,411
Deferred tax liabilities:
Fair value attributable to fixed assets	655	847
Core deposit intangible	4,533	5,526
Fair value attributable to loans	83	132
Tax deductible goodwill	726	444
Customer list intangible	568	607
Mortgage servicing rights	890	830
Non-compete intangible	173	279
Deferred tax liabilities	7,628	8,665
Valuation allowance	1,850	(1,100)
Net deferred income tax asset (liability)	$16,274	$16,646

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The Company currently has a deferred tax asset resulting from charitable contributions made in 2003 when the Company contributed 1,616,095 shares of common stock to the Keystone Charitable Foundation for a value of $16.2 million. In 2005, Management evaluated the realizability of the deferred tax asset recorded for the contribution carryforward based upon estimated future taxable income and certain limitations placed on the recognition of this deduction. As a result of this evaluation, the Company established a valuation allowance of $1.1 million for this deferred tax asset for the year ended December 31, 2005.  Upon further analysis of the Company’s operations in 2007, the valuation allowance was increased by $650,000 in the second quarter of 2007 and by $100,000 in the third quarter of 2007. Management believes this valuation allowance is reasonable. The charitable contribution carryforward expires in 2008.

On April 1, 2005, the Company completed its acquisition of Caruso, which gave rise to an aggregate of $20.2 million of tax-deductible goodwill and other identifiable intangible assets. On May 19, 2005, the Company completed its acquisition of NEPF, which included a net operating loss carryover of approximately $20.0 million. At December 31, 2006, the net operating loss carryover from the NEPF acquisition was $11.9 million, which expires in 2025. This carryover is subject to a limitation of $2.2 million under Internal Revenue Code Section 382 that stipulates that the amount of KNBT’s income that can be offset by the net operating loss carryover in any given tax year will be limited to an amount equal to the long-term tax-exempt rate as established by the Internal Revenue Service multiplied by the value of NEPF at the time of its acquisition by KNBT. The value of NEPF is the price paid by KNBT to acquire all of the stock of NEPF. The yearly limitation imposed by Section 382, based on the facts of the NEPF acquisition, is $2.2 million.

KNBT will not be required to recapture approximately $9.8 million of its tax bad debt reserve attributable to bad debt deductions taken prior to 1988 as long as the Bank continues to operate as a bank under federal tax law and does not use the reserve for any other purpose. In accordance with SFAS No. 109, KNBT has not recorded any deferred tax liability on this portion of its tax bad debt reserve. The tax that would be paid if KNBT ultimately was required to recapture that portion of the reserve would amount to approximately $3.4 million.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income, management believes it is more likely than not the Company will realize the benefits of all other recorded deferred tax assets.

12.	TREASURY STOCK

On October 27, 2004, KNBT’s Board of Directors announced its first share repurchase program.  Under the initial program, which was completed during the third quarter of 2005, KNBT repurchased a total of 3,062,486 shares at an average price per share of $15.91.  On July 27, 2005, the Board of Directors authorized an additional repurchase of 3,151,297 shares, which was completed in July 2006 at an average cost of $16.30 per share.  On June 26, 2006, the Board of Directors authorized another share repurchase program of up to ten percent or approximately 2,807,219 shares of the Company’s outstanding stock.  For the twelve months ended December 31, 2007, a total of 1.2 million shares were purchased at an average cost of $14.25.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

13.	RETIREMENT PLANS

Defined Benefit Plans

KNBT participates in a multi-employer defined benefit pension plan, which covers substantially all employees with 1,000 hours of service during the plan year. Benefits are generally based on years of service and the highest average compensation of five consecutive years of employment. It is KNBT’s policy to fund the pension plan with an amount that satisfies the statutory requirements under the Employee Retirement Income Security Act of 1974. KNBT’s contributions to the multiple employee pension plan for the years ended December 31, 2007, 2006, and 2005 were approximately $976,000, $484,000, and $549,000, respectively. In October 2003, KNBT froze the future accrual of benefits under the defined benefit pension plan and ceased admission of any new participants. KNBT will continue to contribute to this plan for benefits accrued prior to October 2003.

As part of the NEPF merger, KNBT assumed the multi-employer defined benefit pension plan of NEPF. This plan covered all employees who are age 21 and have one year of service. NEPF had amended the plan and froze the benefits for current participants of the plan at such time. For the years ended December 31, 2007, 2006, and 2005, KNBT contributed approximately $576,000, $363,000, and $119,000, respectively to the NEPF pension plan.

Defined Contribution Plan

KNBT also has a 401(k) plan which covers substantially all employees.  Employees may elect to defer 1% to as much as 20% of their compensation per year.  KNBT will match 50% of the contributions up to 6% of compensation per year.  KNBT’s contributions to the 401(k) plan totaled approximately $746,000, $721,000 and $602,000 for the years ended December 31, 2007, 2006, and 2005, respectively.

Employee Stock Ownership Plan

KNBT established an ESOP in October 2003 for all eligible employees as defined by the ESOP.  KNBT accounts for its ESOP in accordance with SOP 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.”  The ESOP borrowed $16.1 million from KNBT that was used to purchase 949,845 shares of KNBT common stock in open market transactions at an average price of $17.01 per share.

Under SOP 93-6, unearned ESOP shares are not considered outstanding and are shown as a reduction of shareholders' equity as unearned compensation.  Dividends on unallocated ESOP shares are considered to be compensation expense.  KNBT will recognize compensation cost equal to the fair value of the ESOP shares during the periods in which they become committed to be released.  To the extent that the fair value of KNBT’s ESOP shares differs from the cost of such shares, this differential is credited to equity.  KNBT receives a tax deduction equal to the cost of the shares released.  As the loan is internally leveraged, the loan extended to the ESOP by KNBT is not reported as an asset nor is the debt of the ESOP shown as a liability.  Dividends on allocated shares are used to pay the ESOP debt.  The ESOP compensation expense for 2007 was $665,000, which was the fair value of the shares released in 2006 as provided by SOP 93-6.  The ESOP compensation expense for 2006 and 2005 was $741,000 and $725,000, respectively.  Dividends of $65,000, $38,000 and $18,000 were paid in 2007, 2006 and 2005, respectively, on shares held in the ESOP.  At December 31, 2007, the ESOP had a total of 949,845 shares of KNBT common stock, of which 749,718were unallocated and 200,127were allocated.  At December 31, 2006, the ESOP had a total of 949,845 shares of KNBT common stock, of which 797,319 were unallocated and 152,526 were allocated.  At December 31, 2005, ESOP had a total of 949,845 shares of KNBT stock of which 844,920 were unallocated and 104,925 were allocated.  At December 31, 2006, the fair value of the unreleased ESOP shares, using the closing quoted market price of $16.73 per share at year-end, was approximately $13.3 million.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Post-Retirement Benefit

KNBT, as a part of the merger, assumed First Colonial’s post-retirement benefit plan that covers certain First Colonial retired employees.  This plan generally provides medical insurance benefits to a group of previously qualified retirees and spouses.  This plan is unfunded.  As permitted by SFAS No. 106, KNBT elected to delay the recognition of this transition obligation by accruing $308,000, which arose from adopting SFAS No. 106, and amortizing this amount on a straight-line basis over 20 years.

The components of the net periodic post-retirement benefit cost are as follows:

	Year Ended December 31,
(In thousands)	2007	2006

Interest cost	$4	$10
Amortization of transition obligation	15	16
Amortization of unrecognized gain	(14)	-
Net periodic benefit cost	$5	$26

The assumptions used to develop the net periodic post-retirement benefit cost are as follows:

	Year Ended December 31,
	2007	2006

Discount rate	5.75%	5.75%
Medical care cost trend rate	9.00%	7.00%

The medical care cost trend used in the actuarial computation above ultimately was increased to 9.0% in 2007 and will decrease .5% per year to an ultimate rate of 8.5% for 2008 and subsequent years.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The table of actuarially computed post-retirement plan assets and benefit obligations for KNBT is presented below.

	Year Ended December 31,
(in thousands)	2007	2006

Change in benefit obligation:
Benefit obligation assumed from merger with First Colonial	$81	$170
Service cost	-	-
Interest cost	4	10
Benefits paid	(6)	(7)
Change due to change in experience	-	23
Change due to change in assumptions	(27)	(115)
Benefits obligation at end of year	52	81

Change in plan assets:
Fair value of plan assets at beginning of year	-	-
Actual return on plan assets	-	-
Employer contribution	-	-
Benefits paid	-	-
Fair value of plan assets at end of year	-	-
Funded status	$(52)	$(81)

Unrecognized items of benefit cost:
Net transition obligation	$77	$92
Net gain	(122)	(109)
Unrecognized component of benefit cost	$(45)	$(17)

The effect of a one percentage point increase in each future year’s assumed medical care cost trend rate, holding all other assumptions constant, would increase the accumulated post-retirement benefit obligation by $2,883 and the net periodic post-retirement benefit cost by $254.00.  Decreasing the assumed health care cost trend rates by one percentage point in each year would decrease the accumulated post-retirement benefit obligation by $2,670 and the net post-retirement benefit cost by $235.00.

Health care benefits are provided to certain retired employees.  The cost of providing these benefits was approximately $5,400 in 2007.

Estimated Future Benefit Payments

1/1/2008 to 12/31/2008	$5,727
1/1/2009 to 12/31/2009	$5,916
1/1/2010 to 12/31/2010	$5,957
1/1/2011 to 12/31/2011	$5,862
1/1/2012 to 12/31/2012	$5,646
1/1/2013 to 12/31/2017	$22,280

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Directors’ Deferred Plan

KNBT, as part of the merger, assumed the First Colonial directors’ deferred plan involving certain former directors of First Colonial.  The plan requires defined annual payments for five to fifteen years beginning at age 65 or death.  The annual benefit is based upon the amount deferred plus interest. KNBT has recorded the deferred compensation liabilities using the present value method.

The following table sets forth the changes in benefit obligations and plan assets of the First Colonial directors’ deferred plan.

	Year Ended December 31,
(in thousands)	2007	2006

Change in benefit obligation:
Benefit obligation assumed from merger with First Colonial	$305	$318
Service cost	-	-
Interest cost	16	17
Benefits paid	(26)	(27)
Actual gain	(5)	(3)
Change due to plan amendment	-	-
Change due to change in assumptions	-	-
Benefits obligation at end of year	290	305

Change in plan assets:
Fair value of plan assets at beginning of year	-	-
Actual return on plan assets	-	-
Employer contribution	26	27
Benefits paid	(26)	(27)
Fair value of plan assets at end of year	-	-

Funded status	$(290)	$(305)

Unrecognized items of benefit cost:
Net transition obligation	$-	$-
Net loss	32	37
Unrecognized component of benefit cost	$32	$37

    Actuarial present value of benefit obligations is as follows:

	Year Ended December 31,
(in thousands)	2007	2006

Service cost	$-	$-
Interest cost	16	17
Net amortization and
deferral of prior service costs	-	-
Amortization of net loss	-	1
Net periodic benefit cost	$16	$18

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The weighted-average assumed discount rates used in determining the actuarial present value of the projected benefit obligation was 5.75% in 2007 and 5.75% in 2006.  The weighted-average expected long-term rate of return on assets was 9.0% in 2007 and 9.0% for 2006.

Estimated Future Benefit Payments

1/1/2008 to 12/31/2008	$37,475
1/1/2009 to 12/31/2009	$37,475
1/1/2010 to 12/31/2010	$37,475
1/1/2011 to 12/31/2011	$37,475
1/1/2012 to 12/31/2012	$26,210
1/1/2013 to 12/31/2017	$112,275

Deferred Compensation Plans

KNBT maintains two deferred compensation plans.  One of these plans was acquired through KNBT’s acquisition of First Colonial.  These deferred compensation arrangements permit the directors and certain executive officers to defer director’s fees or salary, as the case may be, and other compensation at the election of the participants.  Investment returns reflect the choices of the participants and the results are not guaranteed.  At December 31, 2007, there was $456,000 in accumulated balances for KNBT’s directors compared to $461,000 at December 31, 2006 and $53,000 in accumulated balances for former First Colonial directors compared to $66,000 at December 31, 2006 under the acquired First Colonial plan.  The aggregate accumulated balances at December 31, 2007 and 2006 were $509,000 and $527,000, respectively.  The weighted-average earnings for directors participating in these plans in 2007 was 7.27% under the KNBT plan and 3.65% under the former First Colonial plan.  The weighted-average earnings for director’s deferred accounts in 2006 were 11% for the KNBT plan and 3.7% for the former First Colonial plan.  Deferred fees will be paid out when the participant retires or as otherwise provided by the plan agreements.  Selected executive officers also were permitted to defer compensation.  The KNBT plan includes all funds that were previously identified as the executive supplemental retirement plan.  At December 31, 2007 and 2006, the balance accumulated for executive officers was approximately $2.6 million and $2.7 million, respectively.  The weighted-average earnings on these deferred funds for executive officers was 8.13% in 2007 and 14.2% in 2006.  These deferred amounts will be paid out when the executive retires or as otherwise provided by the plan agreement.

As a result of the NEPF acquisition, KNBT assumed a deferred compensation plan that existed for certain NEPF directors and employees.  The deferred amounts will be paid in 120 consecutive monthly payments or the first day of the month following the participant’s sixty-fifth birthday or as otherwise provided by the plan agreements.  A liability of $3.5 million was assumed by KNBT from NEPF upon the acquisition.

14.	STOCK OPTIONS

Stock Option Plans

KNBT maintains the 2004 Stock Option Plan (2004 Plan), as well as the stock option plans from prior acquisitions. The 2004 Plan allows KNBT to grant options up to an aggregate of 2,020,118 shares of common stock to key employees and directors. The options have a term of up to ten years when they are issued and typically vest over a five-year period, except for certain options granted to directors in 2004 and 2005 that vest over an eight-year period. The exercise price of each option is the market price of KNBT’s stock on the date of grant.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

            On January 1, 2006, KNBT adopted SFAS No. 123(R) (revised 2004), “Share-Based Payment.”  SFAS 123(R) replaces SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123(R) established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation plans. Prior to January 1, 2006, KNBT accounted for stock options using APB Opinion No. 25 and included disclosures of pro forma net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been used. KNBT elected the modified prospective transition method for adopting SFAS No. 123(R) effective January 1, 2006. Under SFAS No. 123(R), all forms of share-based payments to employees, including stock options, are treated the same as other forms of compensation by recognizing the related cost in the income statement. The provisions apply to all awards granted after the required effective date including existing awards not vested, or which are modified, repurchased, or canceled after that date.

As of January 1, 2006, KNBT began to expense these grants as required by SFAS No. 123(R). Stock-based employee compensation cost pertaining to stock options is reflected in net income with the fair value of each option being estimated as of the date of grant using the Black-Scholes option valuation model. The Black-Scholes model incorporates variable assumptions, which include: the expected volatility, which is based on the historical volatility of KNBT’s traded stock and peer group comparisons; the expected term calculated using the simplified method permitted by SAB No. 107, “Share-based payments”, the expected dividend yield based on historical patterns and peer group performance; and the risk free rate, based on the U.S. Treasury yield curve at the time of the grant corresponding to the expected term.  In December 31, 2007, the SEC issued SAB 110 which allows public companies who do not have historically sufficient experience to provide a reasonable estimate to continue their use of the "simplified" method for estimating the expected term of "plain vanilla" share option grants after December 31, 2007. SAB 110 is effective January 1, 2008. KNBT will continue its use of the “simplified” method until it has enough historical experience to provide a reasonable estimate of expected term in accordance with SAB 110.  KNBT used historical data to estimate option exercise and employee terminations within the valuation model. KNBT used the following assumptions:

	For the Years Ended December 31,
	2007	2006	2005
Expected dividend yield	2.50%	2.50%	2.00%
Expected volatility	22.81%	22.63%	25.00%
Weighted average risk-free interest rates	4.87%	4.61%	4.21%
Weighted average expected option life	6.5 years	7 years	8 years

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

A summary of all of the stock option plans as of December 31, 2007, 2006 and 2005 and changes during the year are as follows:

	Year Ended
	December 31, 2007		December 31, 2006		December 31, 2005
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price
Outstanding as of beginning of year	1,961,432	$14.06	1,796,338	$13.58	1,618,396	$13.07
Issued	180,050	16.40	217,400	16.51	231,650	15.79
Exercised	(20,317)	6.78	(38,381)	5.38	(41,958)	5.30
Forfeited	(27,420)	16.43	(13,925)	13.08	(11,750)	16.43
Expired	-	-	-	-	-	-
Outstanding as of year end	2,093,745	$14.31	1,961,432	$14.07	1,796,338	$13.58

Shares exercisable as of year end	1,036,646	$12.19	811,984	$10.79	642,538	$8.59

The following table summarizes information concerning KNBT’s stock options outstanding and exercisable at December 31, 2007:

	Options Outstanding			Options Exercisable
		Weighted Average			Weighted Average
Range of Exercise Prices	Stock Options Outstanding	Life (in Years)	Exercise Price	Stock Options Exercisable	Exercise Price
$3.89 - $4.35	46,405	3.34	$4.20	46,405	$4.20
$4.36 - $6.37	310,546	3.97	$5.67	310,546	$5.67
$6.38 - $8.36	47,364	4.80	$6.51	47,364	$6.51
$11.35 - $16.56	1,689,430	6.95	$16.40	632,331	$16.41
	2,093,745	6.38		1,036,646

The aggregate intrinsic value of the options outstanding as of December 31, 2007 was $4.0 million.  The aggregate intrinsic value represents the total pre-tax intrinsic value (the difference between KNBT’s closing stock price on the last trading day of the year ended December 31, 2007 and the exercise price, multiplied by the number of options outstanding).  The aggregate intrinsic value of options currently exercisable as of December 31, 2007 was $4.0 million.  The weighted average remaining contractual life is 6.38 years for exercisable options at December 31, 2007.  The total intrinsic value of stock options exercised during 2007 was $181,000.

Compensation cost is generally recognized over the stated vesting period as provided in terms of the option grants.  As of December 31, 2007, there was $3.6 million of unrecognized compensation cost related to unvested stock options which is expected to be recognized over a weighted-average period of approximately 1.78 years. However, assuming the merger with National Penn is consummated, all of such expense will be recognized during the quarter in which the merger is completed.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Management Recognition and Retention Plan

The MRRP, which is a stock-based incentive plan, provides for the ability to grant up to 808,047 restricted shares of KNBT’s common stock to the Company’s directors, advisory directors, officers and employees.  KNBT, for the benefit of the MRRP Trust, purchased 808,047 shares of KNBT common stock at an average price of $16.44 per share, which was treated as a reduction of additional paid-in-capital.  Shares awarded to date under the MRRP are generally earned by recipients at a rate of 20% per year beginning on the first anniversary date of the grant.  (Certain grants made in 2006 vest 60% on the third anniversary and 20% per year thereafter.)  On May 6, 2004, 638,000 restricted shares were awarded.  For the year ended December 31, 2005, 10,000 additional MRRP shares were awarded.  On January 26, 2007, 35,000 additional MRRP shares were awarded.  Since the inception of the MRRP, awards covering 32,100 shares were forfeited and made available for future grants. At December 31, 2007, there are 58,147 shares available for future grants.  Except as discussed below, compensation expense for this plan is being recorded over the vesting period and is based on the market value of KNBT’s stock as of the date the awards were made.  The remaining unearned compensation cost of the MRRP shares granted is $3.1 million and the periodic amortization of such cost is recorded as an increase in shareholders’ equity.  Expense under this plan for the years ended December 31, 2007, 2006 and 2005 was $2.1 million for allthree periods.  Assuming the merger with National Penn is consummated, any expense with respect to allocated but unvested MRRP shares not yet recognized will be recognized during the quarter in which the merger is completed.

The MRRP also provides for the ability to issue performance-based restricted share awards.   During the year ended December 31, 2006, the Board of Directors awarded performance-based restricted share awards covering 85,000 shares subject to increase as described below.  These shares are earned if certain defined corporate performance targets are achieved for fiscal year 2008.  If the targets are achieved, on the third anniversary of the date of grant, 60% of the shares granted will be earned with the remaining 40% being earned pro rata on the fourth and fifth anniversary dates of the grant assuming the recipient remains employed by KNBT at each of such dates.  Furthermore, if the Company exceeds the performance targets for fiscal year 2008, the awards will increase in the aggregate by 14,000 shares.  The grants specifically exclude accelerated vesting in the event of a change in control.  To date, KNBT has not recorded any compensation expense related to these performance-based restricted share awards.  There were no performance-based restricted shares awarded for the twelve month period ended December 31, 2007.

In January 2007, upon further consideration of the grants of the performance-based restricted share awards, the grantees agreed to forfeit any right to receive 40% of the shares subject to the performance-based MRRP grants made in 2006 that would vest on the fourth and fifth anniversary of the grant of such awards (assuming the performance targets are met).  In return for such forfeitures, each grantee agreed to receive a cash bonus in an amount equal to the fair market value of the remaining unvested restricted shares on the third anniversary of the grant date of the performance-based restricted share awards.  Such amount will be paid in a lump sum within five days of the third anniversary of the grant date of the performance-based restricted share awards.  However, in connection with the merger with National Penn, the performance based restricted stock awards are expected to be cancelled.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

15.	FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107 requires disclosure of the estimated fair value of assets and liabilities considered to be financial instruments.  For KNBT, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments as defined in SFAS No. 107.  However, many such instruments lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction.  Therefore, KNBT had to use significant estimations and present value calculations to prepare this disclosure, as required by SFAS No. 107.  Accordingly, the information presented below does not purport to represent the aggregate net fair value of KNBT.

Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts.  Also, management acknowledges that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets.  This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

Estimated fair values have been determined by KNBT using what management believes to be the best available data and an estimation methodology suitable for each category of financial instruments.  The estimated methodologies used, the estimated fair values, and recorded book balances at December 31, 2007 and 2006 are set forth below.

For cash and cash equivalents, the recorded book value of $59.2 million and $60.2 million are deemed to approximate fair values at December 31, 2007 and 2006, respectively.

The estimated fair values of investment and mortgage-backed securities are based on quoted market prices, if available.  If quoted market prices are not available, then the estimated fair values are based on quoted market prices of comparable instruments.  The fair values of loans are estimated on a discounted cash flow analysis using interest rates currently offered for loans with similar terms to borrowers of similar credit quality.  The carrying value of accrued interest is deemed to approximate fair value.

	At December 31,
	2007		2006
(in thousands)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Investments and mortgage-backed securities	$649,599	$649,556	$892,386	$891,902
FHLBank Pittsburgh stock	21,824	21,824	30,724	30,724
Loans receivable net	1,848,574	1,851,163	1,603,122	1,582,180
Mortgage loans held-for-sale	4,088	4,088	1,994	1,994
Bank owned life insurance	81,858	81,858	78,361	78,361

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The estimated fair values of demand deposits (i.e., interest-bearing and non-interest bearing checking accounts, passbook savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).  The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date.  The fair values of fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly time deposit maturities.  The carrying amount of accrued interest payable approximates its fair value.

	At December 31,
	2007		2006
(in thousands)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

Time deposits	$750,964	$752,242	$711,235	$705,833
Securities sold under agreements to repurchase	205,092	205,092	45,296	45,296
Advances from the Federal Home Loan Bank	309,660	311,423	519,161	510,398

    The fair value of commitments to extend credit is estimated based on the amount of unamortized deferred loan commitment fees.  The fair value of letters of credit is based on the amount of unearned fees plus the estimated cost to terminate the letters of credit.  Fair values of unrecognized financial instruments including commitments to extend credit and the fair value of letters of credit are considered immaterial.

16.	FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

KNBT is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and standby letters of credit.  Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.  KNBT’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.  KNBT uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

KNBT had the following off-balance-sheet financial instruments whose contract amounts represent credit risk.

	At December 31,
(in thousands)	2007	2006

Commitments to extend credit
Lines of credit:
Commercial loans	$228,719	$161,477
Home equity secured by mortgage	156,952	128,793
Unsecured consumer including credit card	13,657	13,205
Total lines of credit	399,328	303,475
Letters of credit	36,639	33,151
Other loan commitments:
Commercial loans unsecured	21,978	17,788
Commercial loans secured	55,655	35,969
Residential mortgages	32,111	34,000
Consumer (auto, personal)	1,755	1,841
Total other loan commitments	111,499	89,598
Total commitments to extend credit	$547,466	$426,224

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  KNBT evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by KNBT upon extension of credit, is based on management’s credit evaluation of the customer.  Collateral held varies but may include guarantees, personal or commercial real estate, accounts receivable, inventory and equipment.

Standby letters of credit are conditional commitments issued by KNBT to guarantee the performance of a customer to a third party.  Those guarantees are primarily issued to support contracts entered into by customers.  Most guarantees extend for one year.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  KNBT holds collateral to support these commitments.  The Bank had standby letters of credit of $36.6 million and $33.2 million at December 31, 2007 and 2006, respectively.  These letters of credit expire as follows; $25.2 million in 2008 and $11.4 million in 2009 through 2011.

17.	COMMITMENTS AND CONTINGENCIES

KNBT has entered into several noncancellable operating lease agreements for its branch banking facilities.  KNBT is responsible for pro-rata operating expense escalations.  The approximate minimum rental payments at December 31, 2007 under these leases are as follows:

(in thousands)

2008	1,579
2009	1,367
2010	1,241
2011	1,082
2012	685
Thereafter	5,631
$11,585

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Rent expense for the years ended December 31, 2007, 2006 and 2005 was $1.9 million, $1.8 million, and $1.7 million, respectively.

In the normal course of business, the Company has been named as a defendant in various lawsuits.  Although the ultimate outcome of these suits cannot be ascertained at this time, it is the opinion of management that the resolution of such suits will not have a material adverse effect on the financial position or results of operations of the Company.

The Company had one remaining contingency payment of $3.10 million relating to the acquisition of Caruso, subject to Caruso achieving certain profitability levels, which was subsequently paid in January 2008.  The Bank has no further obligation beyond the January 2008 payment under the terms of the stock purchase agreement.

18.	REGULATORY MATTERS

KNBT is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory – and possibly additional discretionary – actions by regulators that, if undertaken, could have a direct material effect on KNBT’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, KNBT and the Bank must meet specific capital guidelines that involve quantitative measures of KNBT’s and the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  KNBT’s and the Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

KNBT’s ability to declare and pay dividends may depend in part on dividends received from the Bank.  The Pennsylvania Banking Code regulates the distribution of dividends by savings banks and states, in part, that dividends may be declared and paid only out of accumulated net earnings and may not be declared or paid unless surplus, retained earnings, is at least equal to contributed capital.  In addition, dividends may not be declared or paid if the Bank is in default in payment of any assessment due the FDIC.

The Federal Reserve Board issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board’s view that a bank holding company should pay cash dividends only to the extent that the holding company’s net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the holding company’s capital needs, asset quality and overall financial condition.

Quantitative measures established by regulations to ensure capital adequacy require KNBT and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  As of December 31, 2007, KNBT and the Bank met all applicable regulatory capital adequacy requirements.

As of December 31, 2006, the most recent notification from the FDIC categorized the Bank as “well-capitalized” under the regulatory framework for prompt corrective action.  To be categorized as “adequately capitalized”,    the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the institution’s category.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The following table provides KNBT’s and the Bank’s capital amounts, risk-based capital ratios and leverage ratios at the dates indicated.

	At December 31, 2007
			Required		To Be Well Capitalized
			For Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total Capital
(To risk-weighted assets)
Company (consolidated)	$243,860	11.87%	$164,344	8.00%	N/A	N/A
Bank	$211,682	10.10%	$167,669	8.00%	$209,586	10.00%
Tier I Capital
(To risk-weighted assets)
Company (consolidated)	$225,069	10.96%	$82,172	4.00%	N/A	N/A
Bank	$192,891	9.20%	$83,834	4.00%	$125,752	6.00%
Tier I Capital
(To average assets, leverage)
Company (consolidated)	$225,069	8.17%	$110,164	4.00%	N/A	N/A
Bank	$192,891	6.91%	$111,688	4.00%	$139,610	5.00%

	At December 31, 2006
			Required		To Be Well Capitalized
			For Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total Capital
(To risk-weighted assets)
Company (consolidated)	$288,207	14.83%	$155,432	8.00%	N/A	N/A
Bank	$256,766	13.23%	$155,320	8.00%	$194,151	10.00%
Tier I Capital
(To risk-weighted assets)
Company (consolidated)	$271,163	13.96%	$77,716	4.00%	N/A	N/A
Bank	$239,722	12.35%	$77,660	4.00%	$116,490	6.00%
Tier I Capital
(To average assets, leverage)
Company (consolidated)	$271,163	9.77%	$111,068	4.00%	N/A	N/A
Bank	$239,722	8.55%	$112,157	4.00%	$140,196	5.00%

19.	SALE OF BRANCHES

On December 15, 2006, KNBT sold two branches located in Columbia County, Pennsylvania to First Columbia Bank & Trust Co. The sale of these branches will enable KNBT to focus on further expansion and penetration of the Luzerne County, Pennsylvania market.  The loans that were sold and the deposits that were assumed of the Columbia County branches totaled approximately $13.0 million and $34.4 million, respectively. Also, at December 31, 2006, property and fixed assets, net of accumulated depreciation and intangible assets that totaled approximately $945,000 were sold. KNBT recorded a pre-tax gain of $3.5 million on the branch sale transaction.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

20.            BALANCE SHEET RESTRUCTURING

On April 17, 2007, KNBT sold $81.7 million of agency securities, classified as available for sale, with an average yield of 4.14% recognizing a pre-tax loss of $2.2 million.  The transaction reduced diluted earnings per share by $0.05 for the second quarter of 2007.  The proceeds from the security sales were used to repay FHLB debt, the redemption of trust preferred securities and the purchase of agency securities.

On April 23, 2007, KNBT exercised its option to redeem $7.0 million of subordinated debentures issued through a pooled trust preferred securities offering.  KNBT assumed this debt in connection with the NEPF acquisition.   The interest rate on these borrowings was variable and adjusted semi-annually at 370 basis points over six-month LIBOR.  At April 23, 2007, the interest rate was 9.09%.  The redemption reflects KNBT’s determination to pay down maturing or callable debt rather than refinancing.

On June 26, 2007, KNBT exercised its option to redeem $15.4 million of subordinated debentures. The interest rate on these securities was variable, adjusting quarterly at three-month LIBOR plus 345 basis points.

On November 7, 2007, KNBT exercised its option to redeem $15.5 million of subordinated debentures. The interest rate on these securities was variable and adjust quarterly at three month LIBOR plus 345 basis points.

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

21.	QUARTERLY FINANCIAL DATA (Unaudited)

The following represents summarized quarterly financial data of KNBT, which, in the opinion of management, reflects all adjustments (comprising only normal recurring accruals) necessary for a fair presentation.

	Three Months Ended
(in thousands except per share data)	Dec. 31	Sept. 30	June 30	March 31

2007
Interest income	$38,421	$37,835	$37,693	$37,042
Interest expense	21,215	20,540	20,191	19,741
Net interest income	17,206	17,295	17,502	17,301
Provision for loan losses	1,220	813	645	-
Non-interest income	9,544	9,370	7,076	9,702
Non-interest expense	21,979	19,810	20,251	18,973
Income before income taxes	3,551	6,042	3,682	8,030
Net income	2,592	4,103	2,012	5,486

Per Common Share Data
Weighted average common shares- diluted	25,587,170	26,696,471	26,390,254	26,586,047
Weighted average common shares- basic	25,333,330	25,520,303	26,237,836	26,311,289
Net income per share- diluted	$0.10	$0.16	$0.08	$0.21
Net income per share- basic	$0.10	$0.16	$0.08	$0.21

2006
Interest income	$37,719	$37,769	$36,661	$36,272
Interest expense	20,087	19,794	18,140	17,536
Net interest income	17,632	17,975	18,521	18,736
Provision for loan losses	1,014	365	1,200	750
Non-interest income	12,369	10,173	10,449	9,080
Non-interest expense	19,787	19,203	19,400	19,514
Income before income taxes	9,200	8,580	8,370	7,552
Net income	6,306	5,911	5,906	5,480

Per Common Share Data
Weighted average common shares- diluted	26,578,083	26,540,660	27,805,107	28,425,764
Weighted average common shares- basic	26,303,917	26,355,973	27,381,824	28,045,012
Net income per share- diluted	$0.24	$0.22	$0.21	$0.19
Net income per share- basic	$0.24	$0.22	$0.22	$0.20

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

22.            KNBT BANCORP, INC.
(PARENT COMPANY ONLY)

CONDENSED BALANCE SHEET	At December 31,
(dollars in thousands)	2007	2006

Assets
Cash and due from banks	$-	$-
Interest-bearing deposits with banks	2,156	3,681
Total cash and cash equivalents	2,156	3,681
Investments available for sale	-	72
Loans receivable	13,713	14,327
Investment in banking subsidiary	321,650	360,998
Investment in other subsidiaries	4,538	92,567
Goodwill	642	642
Other assets	37,158	31,986
Total assets	$379,857	$504,273

Liabilities
Subordinated debentures	-	38,406
Due to subsidiaries	24,464	108,690
Other liabilities	985	1,151
Total liabilities	25,449	148,247
Shareholders' equity	354,408	356,026
Total liability and shareholders' equity	$379,857	$504,273

CONDENSED STATEMENT OF OPERATIONS	For the Year ended December 31,
(in thousands)	2007	2006	2005

Income
Interest on deposits with banks	$20	$20	$15
Interest on investment securities	1	1	-
Interest on ESOP loan	268	332	401
Statutory trust income	21	40	32
Equity in net earnings of subsidiaries	20,050	28,068	23,807
Other income	21	26	53
Total income	20,381	28,487	24,308

Expenses
Interest on long-term ESOP debt	-	-	-
Interest on Subordinated Debt	1,752	2,790	1,802
Other expense	6,081	4,502	3,290
Total expense	7,833	7,292	5,092

Income before income tax benefit and equity in
undistributed net earnings of subsidiaries	12,548	21,195	19,216
Income tax benefit	(1,645)	(2,408)	(1,610)
Net income	$14,193	$23,603	$20,826

KNBT BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

CONDENSED STATEMENT OF CASH FLOWS	For the Years Ended December 31,
(in thousands)	2007	2006	2005

Operating activities
Net income	$14,193	$23,603	$20,826
Adjustments to reconcile net income to
net cash provided by (used in) operating activities
Net earnings of subsidiaries	(20,050)	(28,068)	(23,807)
Changes in assets and liabilities
Decrease (increase) in other assets	(6,216)	(9,420)	(16,274)
Increase (decrease) in other liabilities	(166)	(171)	(6,485)
Compensation expense stock option plan	1,244	1,120	21
ESOP expense	666	741	725
Management Recognition and Retention Plan expense	2,113	2,135	2,128
Net cash provided by (used in) operating activities	(8,216)	(10,060)	(22,866)

Investing activities
Capital distribution from subsidiaries	70,000	48,000	35,000
Proceeds from repayment of ESOP loan	614	590	566
Cash paid to acquire businesses	-	-	(45,452)
Investment in subsidiaries	-	-	9,251
Net cash provided by (used in) investing activities	70,614	48,590	(635)

Financing activities
Borrowings from subsidiary	784	7,535	85,700
Payment on the redemption of subordinated debentures	(38,461)	-	-
Proceeds from the exercise of stock options	137	206	223
Dividend payments on common stock	(9,985)	(8,555)	(7,103)
Purchase of treasury stock	(16,398)	(39,248)	(50,820)
Purchase of MRRP stock		-	-
Net cash provided by (used in) financing activities	(63,923)	(40,062)	28,000

Increase (decrease) in cash and cash equivalents	(1,525)	(1,532)	4,499
Cash and cash equivalents, January 1	3,681	5,213	714
Cash and cash equivalents, December 31	$2,156	$3,681	$5,213

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
KNBT Bancorp, Inc.

    We have audited the accompanying consolidated balance sheets of KNBT Bancorp, Inc. (a Pennsylvania corporation) and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of KNBT Bancorp, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

    As discussed in Note 1 to the financial statements, the Company has adopted Financial Accounting Standards Board Statement No. 123(R), Share Based Payments and Financial Accounting Standards Board Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - An Amendment of FASB Statements No. 87, 88, 106 and 132(R) in 2006.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
April 15, 2008